Exhibit 10.1

MASTER REPURCHASE AGREEMENT

Dated as of June 24, 2010

Between:

EAST WEST BANK, on the one hand,

and

SYNERGY CAPITAL MORTGAGE CORP.

and

EXCEL MORTGAGE SERVICING, INC., on the other hand

1.                                      Applicability

From time to time the parties hereto may enter into transactions in which either Synergy Capital Mortgage Corp. or Excel Mortgage Servicing, Inc. (each a “Seller” and, collectively, the “Sellers”) agrees to transfer to East West Bank (“Buyer”) Eligible Loans against the transfer of funds by Buyer to the relevant Seller, with a simultaneous agreement by Buyer to transfer to the relevant Seller such Eligible Loans at a date certain or on demand, against the transfer of funds by such Seller.  Each such transaction shall be referred to herein as a “Transaction” and shall be governed by this Agreement (including , without limitation, the terms and conditions contained in the Term Sheet), as the same shall be amended from time to time in accordance with the terms hereof.  This Agreement is a commitment by Buyer to enter into Transactions up to the Maximum Aggregate Purchase Price.

2.                                      Definitions

(a)                          “Accepted Servicing Practices” shall mean with respect to any Mortgage Loan, those accepted and prudent mortgage servicing practices (including collection procedures) of prudent mortgage lending institutions that service mortgage loans of the same type as the Mortgage Loans in the jurisdiction where the related Mortgaged Property is located, and which are in each case in accordance with FHA, VA, Ginnie Mae, Freddie Mac and Fannie Mae servicing guides (including, without limitation, future updates) and all servicing requirements of the Approved Takeout Investor for such Mortgage Loan, and in a manner at least equal in quality to the servicing each Seller or Seller’s designee provides to mortgage loans which it owns in its own portfolio.

(b)                         “Act of Insolvency” shall mean (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election, (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment or election, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by such party of a general assignment for the benefit of creditors, or (iv) the admission in writing by such party of such party’s inability to pay such party’s debts as they become due;

(c)                          “Additional Purchased Eligible Loans” shall have the meaning set forth in Paragraph 4(a) hereof;

(d)                         “Aged Loans” shall mean a category of Purchased Eligible Loans, specified in the Term Sheet, to which additional terms and conditions shall apply;

(e)                          “Agreement” shall mean this Master Repurchase Agreement, as the same may be amended, supplemented or restated from time to time;

(f)                            “Approved Originator” shall mean each Seller or an originator (approved in writing by Buyer, which approval shall not be unreasonably withheld) from which a Seller purchases Mortgage Loans from time to time for the purchase and sale of Eligible Loans hereunder.  Buyer shall respond to requests for approval of any originator within five (5) Business Days after  Sellers provide all required information to Buyer;

(g)                         “Approved Takeout Investor” shall mean (i) Fannie Mae, Freddie Mac, and Ginnie Mae, and (ii) any other Person named on a list provided by Sellers and approved in writing by Buyer, as that list may be modified from time to time by Sellers with the written approval of Buyer, in each case such written approval not to be unreasonably withheld.  Buyer shall respond to requests for approval of any investor within five (5) Business Days after Sellers provide all required information to Buyer;

(h)                         “Assignment of Mortgage” shall mean an assignment of a Mortgage Loan executed by the relevant Seller in blank with respect to Mortgage Loans that are not registered with MERS, which is delivered to Buyer as a condition of funding a Transaction, as described in Paragraph 3(a) hereof, and thereafter may be (i) delivered to an Approved Takeout Investor pursuant to Paragraph 3(b) hereof, or (ii) used by Buyer should any Seller fail to complete its obligation to repurchase any Purchased Eligible Loan;

(i)                             “Business Day” shall mean any day other than a Saturday, Sunday and any day on which banks located in the State of California are authorized or required to close for business;

(j)                             “Cash Collateral Account” shall have the meaning set forth in the Term Sheet;

(k)                          “Closing Agent” shall mean the title company or escrow agent that is responsible for the final closing of a Mortgage Loan in favor of a Mortgagor.  Buyer may from time to time specify in writing to Sellers that certain Closing Agents are not approved.  Sellers may not use a Closing Agent that has been disapproved by Buyer;

(l)                             “Closing Protection Letter” means a letter of indemnification from a title insurer addressed to the relevant Seller, with coverage that is customarily acceptable to Persons engaged in the Origination of mortgage loans, identifying the Closing Agent covered thereby and indemnifying the relevant Seller against losses incurred due to defects in title caused by malfeasance or fraud by the Closing Agent or the failure of the Closing Agent to follow the specific closing instructions specified by the relevant Seller in the escrow letter with respect to the closing of one or more Mortgage Loans.  The Closing Protection Letter shall be either with respect to the individual Mortgage Loan being purchased pursuant hereto or a blanket Closing Protection Letter that covers closings conducted by the Closing Agent in the jurisdiction in which the closing of such Mortgage Loan takes place;

(m)                       “Custodian” shall initially mean Buyer.  The parties will work together in good faith to enter into a tri-party custodial agreement with a third-party custodian reasonably acceptable to Buyer and Sellers; provided, however, that in the event the parties are unable to reach agreement on a third party custodian and a tri-party custodial agreement the Custodian shall continue to be Buyer.  When Buyer, Sellers and the third party custodian execute a tri-party custodial agreement, this definition shall thereafter refer to such third-party custodian;

(n)                         “Custodial Agreement” shall mean the Custodial Agreement entered into between Buyer, Sellers and the third-party custodian as described in the definition of “Custodian”, providing for the custody of records relating to the Purchased Eligible Loans, as the same may be amended or restated from time to time;

(o)                         “Determination Date” shall mean any date on which a determination is made by Buyer relative to an applicable factor or amount under this Agreement, including Price Differential, Maximum Aggregate Purchase Price or Repurchase Price;

(p)                         “Dry Funded Mortgage Loan” shall mean an Eligible Mortgage Loan for which the documents as described in  Exhibit A-2 hereto have been delivered to Buyer on or prior to the Purchase Date in conjunction with a Transaction Request as described in Exhibit A-1 hereto;

(q)                         “Eligible Loan” shall mean any Mortgage Loan owned by a Seller that satisfies the requirements for purchase hereunder, including without limitation the representations and warranties set forth in Exhibit B hereto pursuant to Paragraph 9(c) hereof.

(r)                            “Event of Default” shall mean any of the events specified in Paragraph 10 hereof;

(s)                          “Excel Operating Account” shall have the meaning set forth in the Term Sheet.

(t)                            “Excel Settlement Account” shall have the meaning set forth in the Term Sheet.

(u)                         “Fannie Mae” shall mean the Federal National Mortgage Association;

(v)                         “FHA” shall mean the Federal Housing Administration;

(w)                       “Freddie Mac” shall mean the Federal Home Loan Mortgage Corporation;

(x)                           “Governmental Authority” shall mean any applicable nation or government, an agency, department, state or other political subdivision thereof, or any instrumentality thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.  Governmental Authority shall include, without limitation, each of Fannie Mae, Freddie Mac, FHA and Ginnie Mae.

(y)                         “GAAP” shall mean generally accepted accounting principles in the United States;

(z)                           “Guarantor” shall mean any Person who delivers a Guaranty hereunder;

(aa)                    “Guaranty” shall mean the guaranty as of the date hereof as the same may be amended from time to time, pursuant to which Guarantor fully and unconditionally guarantees the obligations of each Seller hereunder, as the same may be amended or restated from time to time, in the form of Exhibit D hereto;

(bb)                  “Ginnie Mae” shall mean the Government National Mortgage Association;

(cc)                    “Income” shall mean with respect to any Eligible Loan at any time, any principal thereof then payable and all interest, sale proceeds and other collections and distributions thereon or proceeds thereof (but not including any commitment fees, origination fees and/or servicing fees);

(dd)                  “LIBOR” shall mean, with respect to each day a Transaction is outstanding, the rate per annum equal to the one-month London Interbank Offered Rate as compiled by the British Bankers Association and published at or about 11:00 a.m., London, England time on such date (and if such day is not a Business Day, the LIBOR rate in effect on the Business Day immediately preceding such day); provided, that if such rate shall not be so quoted, then as determined by Buyer, the one-month Prime Rate on such date as published in The Wall Street Journal, Western edition; provided, further that Buyer’s determination of LIBOR shall be conclusive upon the parties absent manifest error on the part of Buyer;

(ee)                    “Material Adverse Effect” shall mean, with respect to any Person, any material adverse effect on (i) the validity or enforceability of this Agreement or any other Transaction Document, (ii) the business, operations, total property or financial condition of such Person, (iii) the Purchased Eligible Loans (together with each of the other assets granted to Buyer pursuant to Paragraph 6 hereof), (iv) the enforceability or priority of the lien and security interest in favor of Buyer in respect of any material portion of the Purchased Eligible Loans (together with each of the other assets granted to Buyer pursuant to Paragraph 6 hereof), or (v) the ability of such Person to fulfill its obligations under this Agreement or any other Transaction Document;

(ff)                        “Maximum Aggregate Purchase Price” shall mean the amount set forth in the Term Sheet;

(gg)                  “MERS” shall mean Mortgage Electronic Registration Systems, Inc.;

(hh)                  “Mortgage” shall mean the mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple interest in real property securing a Note;

(ii)                          “Mortgage Documents” shall mean originals or certified copies of all of the agreements, certificates and other documents evidencing, or related to the origination and servicing of a Mortgage Loan, including, but not limited to, the Note, the Mortgage, the Assignment of Mortgage, appraisals, guarantees, insurance certificates, credit reports, the title insurance policy and title document, as may be applicable to a particular Eligible Loan, all as and to the extent the same have been delivered by the relevant Seller to Custodian for Buyer.

(jj)                          “Mortgage Loan” shall mean a first lien mortgage loan on single family residential property consisting of a Note secured by a Mortgage, which satisfies the requirements of the relevant Seller’s mortgage lending programs, and which Mortgage Loan includes all right, title and interest of the lender or mortgagee of such Mortgage Loan as a holder of both the beneficial and legal title to such Mortgage Loan, including without limitation (i) all loan documents, files and records of the mortgagee for such Mortgage Loan, (ii) the monthly payments, any prepayments, insurance and other proceeds, (iii) all Servicing Rights with respect to such Mortgage Loan, and (iv) all other rights, interests, benefits, security, proceeds, remedies, claims and covenants of the lender or mortgagee arising from or in connection with such Mortgage Loan;

(kk)                    “Mortgagor” shall mean the obligor on a Note;

(ll)                          “Note” shall mean the promissory note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan;

(mm)              “Operating Account” and “Operating Accounts” shall have the meaning set forth in the Term Sheet;

(nn)                  “Payment Date” shall mean the 15th day of each month (or if such day is not a Business Day the next succeeding Business Day).

(oo)                  “Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof);

(pp)                  “Pledge Agreement” shall mean the pledge agreement as of the date hereof as the same may be amended from time to time, pursuant to which each Seller pledges to Buyer certain deposit accounts, in the form of Exhibit C hereto;

(qq)                  “Price Differential” shall mean, with respect to any Transaction hereunder as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days each Pricing Rate was in effect, commencing on (and including) the Purchase Date and ending on (but excluding) the Determination Date (reduced by any amount of such Price Differential previously paid by a Seller to Buyer with respect to such Transaction);

(rr)                        “Pricing Rate” shall mean the per annum percentage rate for determination of the Price Differential, which initial rate shall be specified in the Term Sheet, subject to subsequent periodic adjustments as provided for in the Term Sheet;

(ss)                    “Prime Rate” shall mean the prime rate of U.S. money center commercial banks as published in The Wall Street Journal, Western edition or, if more than one such rate is published, the average of such rates;

(tt)                        “Purchase Commitment” shall mean a written commitment by an Approved Takeout Investor to purchase from the relevant Seller a Mortgage Loan that is the subject of a Transaction;

(uu)                  “Purchase Date” shall mean the date with respect to each Transaction on which Purchased Eligible Loans are to be transferred by the relevant Seller to Buyer hereunder;

(vv)                  “Purchase Price” shall mean, subject to Paragraph 3(c) hereof, (i) on the Purchase Date, the price at which Purchased Eligible Loans are sold by the relevant Seller to Buyer hereunder, and (ii) thereafter, except where Buyer and the relevant Seller agree otherwise, such price decreased by the amount of any cash transferred by any Seller to Buyer pursuant to Paragraph 3(c) hereof and pursuant to the Term Sheet; provided, however, that the Purchase Price for any Purchased Eligible Loan shall not exceed ninety five-percent (95%) of the original unpaid principal balance of the Eligible Loan (subject in all events to the sublimits set forth in the Term Sheet); further provided, however, that each Seller and Buyer hereby acknowledge and agree that the Purchase Price is inclusive of (and reflects a premium paid by Buyer) for the purchase of the Servicing Rights in connection with the Purchased Eligible Loans;

(ww)              “Purchased Eligible Loans” shall mean the Eligible Loans sold by the relevant Seller to Buyer in a Transaction hereunder.  The term “Purchased Eligible Loans” with respect to any Transaction at any time also shall include Additional Purchased Eligible Loans delivered pursuant to Paragraph 4(a) hereof;

(xx)                      “Repurchase Date” shall mean the date on which the relevant Seller is required to repurchase the Purchased Eligible Loans from Buyer, calculated in accordance with the Term Sheet, which Repurchase Date shall in no event be later than the Termination Date;

(yy)                  “Repurchase Price” shall mean the price at which a Purchased Eligible Loans is to be resold by Buyer to the relevant Seller upon termination of the Transaction for such Purchased Eligible Loan, which Repurchase Price in each case (including, without limitation, Transactions terminable upon demand) shall equal the sum of the Purchase Price and the unpaid Price Differential as of the Repurchase Date for such Purchased Eligible Loan;

(zz)                      “RESPA” means the Real Estate Settlement Procedures Act, as amended from time to time.

(aaa)              “Servicer” shall mean, collectively, with respect to each Purchased Eligible Loan, any Person who is primarily responsible for performing the servicing functions for such Purchased Eligible Loan and is identified in a RESPA notification letter as the Person to whom the related mortgagor sends scheduled loan payments.  Notwithstanding that another Person may perform servicing obligations, each Seller expressly acknowledges and agrees that the purchase by Buyer of Eligible Loans hereunder shall include all Servicing Rights

(bbb)           “Servicing Records” shall have the meaning set forth in Paragraph 11(a) hereof.

(ccc)              “Servicing Rights” shall mean contractual, possessory or other rights of any Person, whether arising hereunder or under a servicing agreement, a subservicing agreement, the Custodial Agreement or otherwise, to administer, service or subservice a Purchased Eligible Loan or to possess related Servicing Records.

(ddd)           “Settlement Account” and “Settlement Accounts” shall have the meaning set forth in the Term Sheet;

(eee)              “Subservicer” shall mean, collectively, with respect to each Purchased Eligible Loan, any Person who is primarily responsible for performing the subservicing functions for such Mortgage Loan and is identified in a RESPA notification letter as the Person to whom the related mortgagor sends scheduled loan payments.  Notwithstanding that another person may perform subservicing obligations, each Seller expressly acknowledges and agrees that the purchase by Buyer of Eligible Loans hereunder shall include all Servicing Rights;

(fff)                    “Synergy Operating Account” shall have the meaning set forth in the Term Sheet.

(ggg)           “Synergy Settlement Account” shall have the meaning set forth in the Term Sheet.

(hhh)           “Tangible Net Worth” shall mean, with respect to any Person, the excess of the total assets of such Person over the total liabilities of such Person determined in accordance with GAAP, but excluding from the determination of total assets:  (a) all assets which would be classified as intangible assets under GAAP including, without limitation, goodwill (whether representing the excess cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs and research and product development costs), (b) loans to, accounts receivable from or other extensions of credit to officers, employees, shareholders or affiliates of such Person (to the extent not otherwise eliminated in consolidation), and (c) investments in subsidiaries of such Person;

(iii)                       “Term Sheet” shall mean the term sheet substantially in the form attached hereto as Annex I hereto, as executed by and between Buyer and Sellers, which is incorporated herein by reference;

(jjj)                       “Termination Date” shall mean June 20, 2011 or such earlier date on which this Agreement shall terminate or be terminated in accordance with the provisions hereof (including without limitation the provisions of Paragraph 10 hereof) or by operation of law;

(kkk)              “Transaction” shall have the meaning set forth in Paragraph 1 of this Agreement;

(lll)                       “Transaction Documents” shall mean this Agreement (including, without limitation, the Term Sheet made a part hereof), the Custodial Agreement, the Guaranty, the Pledge Agreement and any other documents and agreements entered into in connection with any of the foregoing;

(mmm)     “Transaction Request”, the document incorporating the relevant Seller’s request to initiate a Transaction and Buyer’s approval of such request, in the form of Exhibit A-1 hereto;

(nnn)           “VA” shall mean the United States Department of Veterans Affairs; and

(ooo)           “Wet Funded Mortgage Loan” shall mean an Eligible Mortgage Loan for which the documents described in Exhibit A-2 hereto have been delivered to Buyer on or prior to the Purchase Date in conjunction with a Transaction Request as described in Exhibit A-1 hereto.

3.                                      Initiation; Transaction Request; Repurchase; Delivery of Wet Funding Documents; Custodial Duties of Buyer

(a)                          If a Seller desires to enter into a Transaction hereunder, that Seller shall deliver to Buyer prior to 12:00 p.m., Los Angeles time, one (1) Business Day prior to the proposed Purchase Date, a Transaction Request in the form of Exhibit A-1 hereto.  Provided that the Mortgage Loans listed on the Transaction Request are Eligible Loans, Buyer shall confirm its acceptance of the proposed Transaction and shall proceed to fund the Transaction and purchase such Eligible Loan by wire transfer of funds to the account of the Closing Agent designated by the relevant Seller, provided that:

(i)                                     With respect to any Dry Funded Mortgage Loan, the relevant Seller has delivered to the Custodian the documents identified in Paragraph I of Exhibit A-2 hereto with respect to such Eligible Loan and (if a third-party custodian is then in place) the Custodian has issued a trust receipt with respect thereto; and

(ii)                                  With respect to any Wet Funded Mortgage Loan, the relevant Seller has delivered to the Custodian the Documents identified in Paragraph II of Exhibit A-2 hereto with respect to such Eligible Loan and (if a third-party custodian is then in place) the Custodian has issued a trust receipt with respect thereto.

(b)                         The relevant Seller shall repurchase each Purchased Eligible Loan on its respective Repurchase Date.

(c)                          Each Transaction shall be subject to any Sublimits set forth in the Term Sheet as calculated with respect to all Transactions hereunder.  To the extent that as of any Determination Date any of the Sublimits set forth in the Term Sheet have been exceeded (each, an “Excess Purchase Price”), then Buyer by notice to the relevant Seller (which notice may be telephonic or by email) may require that Seller to pay Buyer cash in an amount at least equal to such Excess Purchase Price, in which case such cash shall be paid to Buyer no later than the close of business in Los Angeles on the next Business Day immediately following the date of such notice.  Such a cash payment received by Buyer shall be applied as a partial payment of the Repurchase Price.

(d)                         With respect to any Wet Funded Mortgage Loan, the relevant Seller shall deliver to the Custodian all documents identified in Paragraph I of Exhibit A-2 no later than four (4) Business Days after the related Purchase Date.

(e)                          So long as Buyer is the Custodian, Buyer agrees as follows:

(i)                                     Buyer shall maintain continuous custody of all items constituting the Mortgage Documents in secure facilities in accordance with customary standards for such custody.  Buyer shall issue a receipt to the relevant Seller for each Mortgage Document that it receives from or on behalf of such Seller.  Each Note (and Assignment of Mortgage, if applicable) shall be maintained in fire resistant facilities.  Buyer shall, upon receipt of a written request from the relevant Seller, release Mortgage Documents in the possession of Buyer to an Approved Takeout Investor.  The request for release shall indicate the Purchased Eligible Loans to be sold, such information to be provided in an electronic medium acceptable to Buyer, the approximate amount of sale proceeds such Seller anticipates receiving, the date of such anticipated sale, the name and address of the Approved Takeout Investor and the required method and date of delivery.  Any transmittal of Mortgage Documents in the possession of Buyer in connection with the sale thereof to an Approved Takeout Investor will be under cover of a bailee letter substantially in the form attached hereto as Exhibit E, duly completed and executed by Buyer.  Promptly upon receipt by Buyer of the full amount of the takeout proceeds into the account set forth in the bailee letter, Buyer will notify the relevant Seller thereof in writing.  Any takeout proceeds sent by an Approved Takeout Investor shall be sent to the Excel Settlement Account or the Synergy Settlement Account, as appropriate.  Buyer agrees to reimburse, indemnify and hold each Seller and its directors, officers, agents and employees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs or out-of-pocket expenses of any kind or nature whatsoever, including reasonable attorney’s fees, that may be imposed on, incurred by, or asserted against it or them in any way relating to the loss by Buyer of any Mortgage Document for which Buyer has provided Seller a receipt.

4.                                      Representation and Warranty Breach Repurchase

(a)                          Upon discovery by any Seller of a breach of any of the representations and warranties set forth on Exhibit B to this Agreement, such Seller shall give prompt written notice thereof to Buyer.  Each Seller and Buyer understand and agree that each and every one of the representations and warranties set forth in Exhibit B hereto with respect to the Purchased Eligible Loans shall survive delivery of the respective Mortgage Documents to the Custodian and shall inure to the benefit of Buyer.  The fact that Buyer has conducted or has failed to conduct any partial or complete due diligence investigation in connection with its purchase of any Purchased Eligible Loan shall not affect Buyer’s right to demand repurchase any or all Purchased Eligible Loans as provided under this Agreement.  With respect to any Purchased Eligible Loan, the Sellers shall, within two (2) Business Days after the earlier of any Seller’s discovery of or receiving notice with respect to (i) any breach of a representation or warranty contained in Exhibit B hereto, or (ii) any failure to deliver any of the items required to be delivered as part of the Mortgage Documents within the time period required for delivery pursuant to the Custodial Agreement, promptly cure such breach or delivery failure in all material respects.  Within two (2) Business Days after the earlier of any Seller’s discovery of such breach or delivery failure or any Seller receiving notice thereof, if such breach or delivery failure has not been remedied, the relevant Seller shall promptly upon receipt of written instructions from Buyer repurchase such Purchased Eligible Loan at a purchase price equal to the Repurchase Price with respect to such Purchased Eligible Loan by wire transfer to the Excel Settlement Account or the Synergy Settlement Account, as appropriate.

5.                                      Payments of Price Differential; Income Payments

(a)                          On each Payment Date each Seller shall pay to Buyer all accrued but unpaid Price Differential on its Transactions for the preceding calendar month.

(b)                         When a particular Transaction’s term extends over an Income payment date on the Purchased Eligible Loans subject to that Transaction, all payments and distributions, whether in cash or in kind, made on or with respect to the Purchased Eligible Loans shall, unless otherwise mutually agreed by Buyer and each Seller and so long as no Event of Default on the part of any Seller shall have occurred and be continuing, be retained by the relevant Seller, in its capacity as the Subservicer, upon receipt from the related Mortgagor.  All such Income amounts shall be held by each Seller for the benefit of, and in trust for, Buyer.  Notwithstanding anything to the contrary contained herein, each Seller shall immediately pay over to Buyer all partial or full prepayments of principal by a Mortgagor.

6.                                      Security Interest

Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, each Seller shall be deemed to have pledged, and hereby does pledge, to Buyer as security for the performance by each Seller of its obligations under each such Transaction, and all of each Seller’s payment and performance obligations under the Transaction Documents, and shall be deemed to have granted, and hereby does grant, to Buyer a security interest in, all of such Seller’s now existing or hereafter acquired or arising right, title and interest in, to and under the Purchased Eligible Loans with respect to all Transactions hereunder and all related (i) loan documents, files and records of the mortgagee for such Mortgage Loan, (ii) Income, any prepayments, insurance and other proceeds, (iii) Servicing Rights and other rights to service or subservice such Mortgage Loan and the proceeds thereof, and (iv) other rights, interests, benefits, security, proceeds, remedies, claims and covenants of the lender or mortgagee arising from or in connection with such Mortgage Loan.  In connection with such security interest, each Seller hereby authorizes Buyer to file any financing or continuation statement under the applicable Uniform Commercial Code (without the signature of any Seller) as Buyer may deem appropriate, and appoints Buyer as such Seller’s attorney-in-fact in accordance with Paragraph 17 hereof to (a) authenticate any such financing statement or statements in such Seller’s name and (b) take such other actions as Buyer deems necessary or appropriate to perfect and continue the security interest granted hereby and to protect, preserve and realize upon the same (provided that Buyer will provide each Seller with notice of Buyer’s exercise of this power of attorney within five (5) Business Days after the exercise thereof).  Each Seller hereby covenants, jointly and severally, to pay all customary fees and expenses associated with perfecting such security interest including, without limitation, the cost of filing financing and continuation statements under the Uniform Commercial Code and recording assignments of mortgage as and when required by Buyer in its sole discretion.  This Agreement shall constitute a security agreement, and Buyer shall have all of the rights of a secured party under applicable law and each of each Seller represents and warrants as to itself that each remittance of amounts by a Seller to Buyer under this Agreement will have been (x) in payment of a debt incurred by such Seller in the ordinary course of business or financial affairs of Seller and (y) made in the ordinary course of business or financial affairs of such Seller.

7.                                      Payment and Transfer

Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds.  All Eligible Loans transferred by one party hereto to the other party shall be transferred (a) by notice to the Custodian to the effect that the Custodian is now holding for the benefit of Buyer all documents and assignment forms delivered to it under the Custodial Agreement and (b) in the case of loans that are registered on MERS, by notice to MERS, in accordance with MERS procedures.

8.                                      Segregation of Documents Relating to Purchased Eligible Loans

All Mortgage Documents and other files and records relating to Purchased Eligible Loans in the possession of any Seller or its designee shall be segregated from other documents and securities in the possession of such Seller or its designee and shall be identified as being owned by Buyer and subject to this Agreement.  Segregation may be accomplished by appropriate identification of ownership on the books and records of the holder, including a financial or securities intermediary or a clearing corporation.  Each Seller shall mark its master data processing records to indicate which of the Mortgage Loans constitute Purchased Eligible Loans.  All right, title and interest of each and every Seller in the Purchased Eligible Loans, including without limitation all Servicing Rights, shall pass to Buyer on the Purchase Date and nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Eligible Loans or otherwise selling, transferring, pledging or hypothecating the Purchased Eligible Loans, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Eligible Loans to the relevant Seller pursuant to Paragraphs 3, 4 or 10 hereof, or of Buyer’s obligation to credit or pay Income actually received by Buyer to, or apply Income actually received by Buyer to the obligations of, the relevant Seller pursuant to Paragraph 5 hereof.

9.                                      Representations, Warranties and Covenants

(a)                          Each Seller, jointly and severally as to all Sellers, and Buyer each represent and warrant, and shall on and as of the Purchase Date of any Transaction be deemed to represent and warrant, to the other that:

(i)                                     it is duly authorized to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to enter into the Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance;

(ii)                                  it will engage in such Transactions as principal (or, if agreed in writing in advance of any Transaction by the other party hereto, as agent for a disclosed principal);

(iii)                               the Person signing this Agreement and the other Transaction Documents to which it is a party on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal);

(iv)                              it has obtained all authorizations of any governmental body required in connection with this Agreement, the other Transaction Documents and the Transactions hereunder and thereunder and such authorizations are in full force and effect; and

(v)                                 the execution, delivery and performance of this Agreement, the other Transaction Documents and the Transactions hereunder and thereunder will not violate any law,

ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected.

(b)                         Each Seller represents and warrants to Buyer, and shall on and as of the Purchase Date of any Transaction be deemed to represent and warrant, jointly and severally, as follows:

(i)                                     The documents disclosed and/or delivered by each Seller to Buyer pursuant to this Agreement or any other Transaction Documents are either original documents or genuine and true copies thereof;

(ii)                                  Each Seller is a separate and independent corporate or other entity from the Custodian, no Seller does owns a controlling interest in the Custodian either directly or through affiliates and no director or officer of any Seller is also a director or officer of the Custodian;

(iii)                               None of the Purchase Price for any Eligible Loan will be used either directly or indirectly to acquire any security, as that term is defined in Regulation T of the Regulations of the Board of Governors of the Federal Reserve System, and no Seller has taken any action that might cause any Transaction to violate any regulation of the Federal Reserve Board;

(iv)                              Each Eligible Loan was underwritten and originated by an Approved Originator, and each Eligible Loan was underwritten in accordance with the written underwriting standards of such Approved Originator, which have been furnished by the relevant Seller to Buyer, and no change to such underwriting standards has occurred since the date that the last written revision to such standards was furnished to Buyer by the relevant Seller;

(v)                                 Each Seller shall be at the time it transfers to Buyer any Eligible Loans for any Transaction the legal and beneficial owner of such Eligible Loans, free and clear of any lien, security interest, option or encumbrance; and

(vi)                              No Seller has used any selection procedures that identified the Eligible Loans relating to a Transaction as being less desirable or valuable than other comparable assets in such Seller’s portfolio on the related Purchase Date.

(vii)                           Neither any Seller, nor Guarantor, nor any of their respective officers, directors, shareholders, partners, members or affiliates (including the indirect holders of equity interests in any Seller) is or will be an entity or person:  (a) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (b) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (c) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (d) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (a) through (d) above are herein referred to as a “Prohibited Person”).  Each covenants and agrees that neither such Seller, nor Guarantor, nor any of their respective officers, directors, shareholders, partners, members or affiliates (including the indirect holders of equity interests in such Seller) will:  (x) conduct any business, or engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person; or (y) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224.  Each Seller further covenants and agrees to deliver (from time to time) to Buyer any such certification or other evidence as may be requested by Buyer in Buyer’s sole and absolute discretion, confirming that:  (i) neither such Seller, nor any Guarantor, nor their respective officers, directors, shareholders, partners, members or affiliates (including the indirect holders of equity interests in any Seller) is a Prohibited Person; and (ii) neither such Seller, nor any Guarantor, nor their respective officers, directors, shareholders, partners, members or affiliates (including the indirect holders of equity interests in such Seller) has engaged in any business, transaction or dealings with a Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person.

(viii)                        Except as otherwise disclosed in the financial statements of the Sellers and Guarantor delivered to Buyer prior to the date of this Agreement, there is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator affecting any of the Purchased Eligible Loans, any Seller, Guarantor or any of their affiliates, pending or threatened, which is reasonably likely to be adversely determined and which, if adversely determined would have a reasonable likelihood of having a Material Adverse Effect.

(ix)                                The financial statements of Sellers and Guarantor, copies of which have been furnished to Buyer, (A) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (B) present fairly in all material respects the financial condition and results of operations of Sellers and Guarantor as of the dates and for the periods indicated, and (C) have been prepared in accordance with GAAP consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments).  Since the date of the most recent financial statements, there has been no Material Adverse Effect with respect to any Seller or Guarantor.  Except as disclosed in such financial statements, neither any Seller nor Guarantor is subject to any contingent liabilities or commitments that, individually or in the aggregate, have a reasonable likelihood of causing a Material Adverse Effect with respect to such Seller or Guarantor.

(x)                                   None of the documents or information prepared by or on behalf of any Seller or Guarantor and provided by such Seller or Guarantor to Buyer relating to such Seller’s or Guarantor’s financial condition contain any statement of a material fact with respect to any Seller or Guarantor or the Transactions that was untrue or misleading in any material respect when made in light of the circumstances then existing.  Since the furnishing of such documents or information, there has been no change, nor any development or event involving a prospective change known to any Seller or Guarantor, that would render any of such documents or information untrue or misleading in any material respect.

(xi)                                Each Seller and Guarantor is each solvent and no Seller nor Guarantor will be rendered insolvent by the Transactions and, after giving effect to each such Transaction, neither any Seller nor Guarantor will be left with an unreasonably small amount of capital with which to engage its business.  Neither any Seller nor Guarantor intends to incur, nor believes that it has incurred, debts beyond its ability to pay such debts as they mature.  Neither any Seller nor Guarantor is contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such Seller or Guarantor or any of their assets.  No Seller is transferring any Purchased Eligible Loan with any intent to hinder, delay or defraud any of its creditors.

(xii)                             Each Seller and Guarantor has each filed all federal and state tax returns which are required to be filed and paid all taxes, including any assessments received by it, to the extent that such taxes have become due (other than for taxes that are being contested in good faith or for which it has established adequate reserves).  Any taxes, fees and other governmental charges payable by any Seller or Guarantor in connection with a Transaction shall be paid by the relevant Seller or Guarantor when due.

(c)                          Each Seller, jointly and severally, makes the representations and warranties set forth in Exhibit B hereto with respect to each Eligible Loan, both as of the related Purchase Date and as of the date of each Transaction hereunder.  Further, as of each Purchase Date, each Seller shall be deemed to have represented and warranted, jointly and severally, in like manner that such Seller has no knowledge that any such representation or warranty either has ceased or is reasonably likely to cease to be true in a material respect as of such date, except as otherwise stated in a Transaction Request (any such exception to identify the applicable representation or warranty and specify in reasonable detail the related knowledge of such Seller).  The representations and warranties set forth in Exhibit B hereto are intended to supplement and be consistent with the Term Sheet, but in the event of any conflict between the terms of Exhibit B hereto and the Term Sheet, the Term Sheet shall prevail.

(d)                         Each Seller acknowledges that Buyer has the right to perform continuing loan level due diligence reviews with respect to the Eligible Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and each Seller agrees that upon at least one (1) Business Day’s prior notice to the relevant Seller, Buyer or its authorized representatives will be permitted timely and reasonable access to examine, inspect, and make copies and extracts of, the related mortgage loan files and any and all documents, records, agreements, instruments or information relating to such Eligible Loans in the possession or under the control of any Seller, the Subservicer or the Custodian.  Each Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the mortgage loan files and the Eligible Loans.  Without limiting the generality of the foregoing, each Seller acknowledges that Buyer may purchase Eligible Loans from such Seller based solely upon the information provided by such Seller to Buyer in the Transaction Request and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Eligible Loans prior to or following their purchase in a Transaction, including without limitation ordering new credit reports and new appraisals on the property securing the related Mortgage and otherwise re-generating the information used to originate such Eligible Loan.  Buyer may conduct the due diligence review of such Eligible Loans itself or engage a third party underwriter selected by Buyer to perform such review.  Each Seller agrees to, and to cause the Subservicer to, cooperate with Buyer and any third party underwriter in connection with such due diligence review, including without limitation providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Eligible Loans in the possession, or under the control, of any Seller or the Subservicer.  Notwithstanding any provision to the contrary herein regarding reasonable prior notice, if an Event of Default by any Seller shall have occurred and be continuing, then Buyer, upon notice to Sellers, shall have the right to immediate access and review of each Seller and the loan information contemplated in this Paragraph 9(d), provided that to the extent that a Seller does not have possession of such loan information, such Seller shall cause the applicable Subservicer to provide Buyer with access and review of such loan information within a reasonable period of time, but not to exceed any prior notification time provided under the related servicing agreement with such Subservicer.  Pursuant to Paragraph 14 hereof, Sellers hereby covenant, jointly and severally, to pay all costs and expenses incurred by Buyer in connection with Buyer’s due diligence review of any Eligible Loans and promptly reimburse Buyer upon its request for such payment.

(e)                          Sellers shall comply at all times with the financial covenants set forth in the Term Sheet.

(f)                            Each Seller covenants with Buyer, from and after the date hereof, as follows:

(i)                                     Sellers shall promptly, but no later than the end of the Business Day, notify Buyer if an Event of Default by any Seller shall have occurred;

(ii)                                  No Seller shall make future advances on a Note to the related Mortgagor;

(iii)                               No Seller will directly or indirectly use any of the proceeds from the sale of the Eligible Loans, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person that is subject to sanctions under any program administered by the Office of Foreign Assets Control of the United States Department of the Treasury, including without limitation those implemented by regulations codified in Subtitle B, Chapter V, of Title 31, Code of Federal Regulations; and

(iv)                              Each Seller shall provide Buyer access to Sellers’ internet site ftp://ftp.impaccompanies.com/Outbound/BackFeed/MISC/EastWest/, subject to Buyer’s agreement to (A) maintain the confidentiality of all information contained therein and (B) not to utilize the website for any purpose other than due diligence and monitoring with respect to Purchased Eligible Loans.

10.                               Events of Default

(a)                          The following events shall constitute events of default (each an “Event of Default”) hereunder with respect to all Sellers:

(i)                                     Any Seller fails to repurchase Purchased Eligible Loans on the applicable Repurchase Date pursuant to the terms hereof or to pay Price Differential as and when due;

(ii)                                  Any Seller fails to comply with Paragraph 4 hereof;

(iii)                               Any Seller fails to pay any amount due and payable hereunder or under any other Transaction Document and not referenced in subparagraphs 10(a)(i) and 10(a)(ii) above within five (5) Business Days after the due date thereof or if such fee, expense or other amount due does not have a due date, within five (5) Business Days after the written request by Buyer of such payment;

(iv)                              An Act of Insolvency occurs with respect to any Seller or Guarantor;

(v)                                 Any representation or warranty made by any Seller shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated; provided, however, that in the case of representations and warranties made with respect to the Purchased Eligible Loans as set forth in Paragraph 9(c) hereof, such circumstance shall not constitute an Event of Default, unless such incorrect representation or warranty was made knowingly and intentionally by such Seller, but shall be used solely for the purpose of determining whether the relevant Mortgage Loan is an Eligible Loan;

(vi)                              Any Seller shall breach any covenant contained herein or in any other Transaction Document in any material respect and shall fail to cure such breach within five (5) Business Days after the earlier of (A) discovery of such breach by Seller or (B) written notice of such breach from Buyer to Sellers;

(vii)                           At any time after any Seller becomes a Fannie Mae, Freddie Mac or Ginnie Mae eligible originator, seller and/or servicer such Seller loses that eligibility or any Governmental Authority cancels any of such Seller’s right to be an originator, seller or servicer of Mortgage Loans (other than in each case by virtue of a voluntary surrender of such eligibility or right without any investigation or charges pending or threatened and following not less than ten (10) days prior notice to Buyer of such Seller’s intent to so surrender);

(viii)                        Failure of any Seller to correct an imbalance in any escrow account established with such Seller, Servicer or Subservicer as either an originator, purchaser or servicer of Mortgage Loans, which imbalance may have a Material Adverse Effect, within five (5) Business Days after demand by any beneficiary of such account or by Buyer;

(ix)                                Failure of any Seller to meet, at all times, the minimum net worth requirements of Fannie Mae, Freddie Mac or Ginnie Mae as an originator, seller or servicer, as applicable, to the extent such Seller is required to satisfy such requirements;

(x)                                   The occurrence of any event that would have a Material Adverse Effect on the enforceability or collectability of any significant portion of the Purchased Eligible Loans, the ability of any Seller to perform hereunder or the financial condition or business of any Seller from and after the date hereof;

(xi)                                Buyer shall cease to have a valid and perfected first lien priority security interest in the Purchased Eligible Loans (together with each of the other assets granted to Buyer pursuant to Paragraph 6 hereof) unless such cessation is due to an act or omission of Buyer;

(xii)                             The aggregate Tangible Net Worth of Sellers and Guarantor on a consolidated basis shall be less than Seventeen Million Dollars ($17,000,000);

(xiii)                          The aggregate amount of cash or cash equivalents (inclusive of the funds on deposit in the Cash Collateral Account and the Operating Accounts) maintained or held on deposit by Sellers and Guarantor shall be less than Five Million Dollars ($5,000,000);

(xiv)                         Buyer shall have determined in its reasonable discretion that any Seller is or will be unable to meet its commitments under this Agreement or the other Transaction Documents, shall have notified Sellers of such determination, and Sellers shall not have responded with appropriate information to the contrary to the satisfaction of Buyer in Buyer’s sole discretion within five (5) Business Days following the date of such notification;

(xv)                            Either (A) this Agreement and the other Transaction Documents shall for any reason not cause, or shall cease to cause, Buyer to be the owner of all Notes for the Purchased Eligible Loans or, if recharacterized as a secured financing, a secured party with respect to all Notes for the Purchased Eligible Loans, in each case free of any adverse claim, liens and other rights of others (other than as granted or expressly disclosed herein), or (B) if a Transaction is recharacterized as a secured financing, this Agreement and the other Transaction Documents with respect to such Transaction shall for any reason cease to create a valid first priority security interest in favor of Buyer in all of the Notes for the related Purchased Eligible Loans, or (C) if this Agreement or any other Transaction Document shall cease to be in full force and effect or if its enforceability is challenged by or on behalf of any Seller;

(xvi)                         A final judgment by any competent court in the United States of America for the payment of money in an amount of at least $1,000,000 is rendered against any Seller, and the same remains undischarged for a period of thirty (30) days during which execution of such judgment is not effectively stayed;

(xvii)                      Any event of default shall occur and be continuing under any repurchase or other financing agreement for borrowed funds or indenture for borrowed funds by which any Seller is bound or affected shall occur and be continuing;

(xviii)                   In the judgment of Buyer in its reasonable discretion a material adverse change shall have occurred in the business, operations, properties or financial condition of any Seller;

(xix)                           A breach by Guarantor of any material representation, warranty or covenant set forth in the relevant Guaranty or any other Transaction Document, any “event of default” by Guarantor under the Guaranty, any repudiation of the Guaranty by Guarantor, or if the Guaranty is not enforceable against Guarantor;

(xx)                              Any Seller shall fail to promptly notify Buyer of (A) the acceleration of any debt obligation or the termination of any credit facility of such Seller; (B) the amount and maturity of any such debt assumed after the date hereof; (C) any adverse developments with respect to pending or future litigation involving any Seller; and (D) any other developments that might materially and adversely affect the business, operations, properties or condition (financial or otherwise) of any Seller; or

(xxi)                           Any Seller shall have failed to comply in any material respect with its obligations under any other Transaction Document.

(b)                         If an Event of Default shall have occurred and be continuing, then, at Buyer’s option, exercised by written notice to Sellers, the Repurchase Date for any or all Transactions hereunder shall be deemed immediately to occur; provided that upon the occurrence of an Act of Insolvency such option shall be deemed to have been exercised immediately without the giving of any notice.

(c)                          Upon the exercise by Buyer of the option referred to in subparagraph (b) above of this Paragraph 10, (i) all of Sellers’ obligations hereunder to repurchase all Purchased Eligible Loans in such Transactions shall thereupon become immediately due and payable, (ii) to the extent permitted by applicable law, the Repurchase Price with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of (x) the greater of the Pricing Rate for such Transaction and the Prime Rate to (y) the Repurchase Price for such Transaction as of the Repurchase Date as determined pursuant to subparagraph (b) of this Paragraph 10 (decreased as of any day by (A) any amounts retained by Buyer with respect to such Repurchase Price pursuant to clause (iii) of this subparagraph, (B) any proceeds from the sale of Purchased Eligible Loans pursuant to subparagraph (d)(i) below of this Paragraph 10, and (C) any amounts credited to the account of the relevant Seller pursuant to subparagraph (d)(ii) below of this Paragraph 10) on a 360 day per year basis for the actual number of days during the period from and including the date of the Event of Default giving rise to such option to but excluding the date of payment of the Repurchase Price as so increased, (iii) all Income paid after such exercise or deemed exercise shall be payable to and retained by Buyer and applied to the aggregate unpaid Repurchase Prices owed by Sellers, and (iv) Sellers shall immediately deliver or cause the Custodian to deliver to Buyer any documents relating to Purchased Eligible Loans subject to such Transactions then in any Seller’s possession.

(d)                         Upon the occurrence of an Event of Default, Buyer, without prior notice to any Seller, may (i) immediately sell on a servicing retained basis, in a recognized market at such price or prices as Buyer may in its sole discretion deem satisfactory, any or all Purchased Eligible Loans subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by Sellers hereunder or (ii) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Eligible Loans, to give the relevant Seller credit for such Purchased Eligible Loans in an amount equal to the fair market value thereof on such date against the aggregate unpaid Repurchase Prices and any other amounts owing by Sellers hereunder.  Notwithstanding anything contained in this Agreement or the other Transaction Documents to the contrary, each Seller and Buyer hereby recognize that it may not be possible to purchase or sell all of the Purchased Eligible Loans on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Eligible Loans may not be liquid at such time.  In view of the nature of the Purchased Eligible Loans, each Seller and Buyer hereby agree that the liquidation of a Transaction or the underlying Purchased Eligible Loans does not require public purchase or sale and that a good faith private purchase or sale shall not be deemed to have been made in a commercially unreasonable manner solely as a result of there not being a public sale.  Accordingly, Buyer may elect the time and manner of liquidating any Purchased Eligible Loan and nothing contained herein shall obligate Buyer to liquidate any Purchased Eligible Loan on the occurrence of an Event of Default or to liquidate all Purchased Eligible Loans in the same manner or on the same Business Day and no such exercise of any right or remedy shall constitute a waiver of any other right or remedy of Buyer.

(e)                          Sellers shall be liable, jointly and severally, to Buyer for (i) the amount of all reasonable legal or other costs and expenses incurred by Buyer in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including without limitation all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

(f)                            To the extent permitted by applicable law, Sellers shall be liable, jointly and severally, to Buyer for interest on any amounts owing by any Seller hereunder, from the date any Seller becomes liable for such amounts hereunder until such amounts are (i) paid in full by Sellers or (ii) satisfied in full by the exercise of Buyer’s rights hereunder.  Interest on any sum payable by Sellers to Buyer under this Paragraph 10(f) shall be at a rate equal to the sum of four and one-half percent (4.50%) plus the greater of the Pricing Rate for the relevant Transaction or the Prime Rate.

(g)                         Without limiting Buyer’s rights under the Pledge Agreement and without notice to Sellers (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the Uniform Commercial Code), set off and apply to the obligations and indebtedness owed by Sellers to Buyer, in such order as Buyer shall determine, any and all balances and deposits of each Seller held by Buyer in the Cash Collateral Account and the Settlement Accounts.  Notwithstanding anything contained herein to the contrary, in no event shall Buyer have any right of offset or set off or any other claim to (i) balances and deposits of any Seller held by Buyer in any account other than the Cash Collateral Account and the Settlement Accounts, (ii) balances and deposits of Guarantor or any Affiliate of Guarantor or any Seller and (iii) escrow balances and any other amounts that are restricted or protected by any applicable law, rule or regulation.

(h)                         Buyer shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement, applicable law or in equity.

11.                               Servicing of the Purchased Eligible Loans

(a)                          Notwithstanding that at any time Sellers are acting as Seller and/or Subservicer and servicing and/or subservicing the Purchased Eligible Loans, each Seller acknowledges and agrees that Buyer is the owner of the Servicing Rights and all servicing and/or subservicing records, including but not limited to any and all servicing and/or subservicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing or subservicing of such Mortgage Loans (the “Servicing Records”).  Each Seller covenants to maintain or cause the servicing and/or subservicing of the Purchased Eligible Loans to be maintained in conformity with Accepted Servicing Practices and pursuant to the related underlying servicing and/or subservicing agreement.  In the event that the preceding language is interpreted as constituting one or more servicing and/or subservicing contracts, each such servicing and/or subservicing contract shall terminate automatically upon the earliest of (i) the termination thereof by Buyer pursuant to subparagraph (b) below of this Paragraph 11, (ii) thirty (30) days after the

Repurchase Date of such Purchased Eligible Loan, (iii) a Default or an Event of Default, (iv) the date on which all Sellers’ obligations hereunder have been paid in full, or (v) the transfer of servicing and/or subservicing to any entity approved by Buyer and the assumption thereof by such entity.  Upon any such termination, each Seller shall promptly deliver and turn over to the successor servicer and/or subservicer all Servicing Records and the physical servicing of each Purchased Eligible Loan.

(b)                         Buyer shall have the right, exercisable at any time in its sole discretion, upon written notice, to terminate Sellers or any other Servicers as servicer and/or Subservicers as subservicer, and to terminate any related servicing and/or subservicing agreement.  Upon any such termination, each Seller shall transfer or shall cause servicer and/or subservicer to transfer such servicing and/or subservicing with respect to such Purchased Eligible Loans to Buyer or its designee, (i) at no cost or expense to Buyer if an Event of Default shall have occurred and be continuing or if any Seller or Subservicer has breached its servicing obligations hereunder and (ii) at the cost and expense of Buyer in any other case.  Each Seller agrees to cooperate with Buyer in connection with the transfer of servicing and/or subservicing rights (together with the Servicing Records).

(c)                          From the Purchase Date until the Repurchase Date, without the prior written consent of Buyer, no Seller will have any right to modify or alter the terms of any Purchased Eligible Loan or to consent to the modification or alteration of the terms of any Purchased Eligible Loan.  No Seller will have any obligation or right to take possession of any Purchased Eligible Loan except as expressly allowed hereunder or by the Custodial Agreement.

(d)                         Subservicer shall be entitled to compensation for servicing the Loans in accordance with the terms of the written agreement between Subservicer and each Seller.  Each Seller shall retain any servicing income other than the compensation paid to Subservicer; provided that following the occurrence and during the continuance of an Event of Default Buyer may direct Subservicer to pay all such servicing income over to Buyer.

12.                               Single Agreement

Buyer and each Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other.  Accordingly, each of Buyer and each Seller agrees (a) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (b) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (c) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

13.                               Notices and Other Communications

Except as otherwise expressly provided herein, all such notices, statements, demands or other communications shall be in writing (including, without limitation, facsimile or e-mail communication) or confirmed in writing and such notices and other communications shall, when mailed, communicated by facsimile transmission or e-mailed, be effective when received at the address for notices for the party to whom such notice or communications is to be given as follows:

if to Sellers:

Synergy Capital Mortgage Corp.
Excel Mortgage Servicing, Inc.
19500 Jamboree Road
Irvine, CA  92612
Attention:  Kathy Hancock, Vice President Treasury
Telephone:  949-475-3822
Facsimile:  949-475-3969
Email:  kathy.hancock@impaccompanies.com

with a copy to:

Synergy Capital Mortgage Corp.
Excel Mortgage Servicing, Inc.
19500 Jamboree Road
Irvine, CA  92612
Attention:  Ron Morrison, Executive Vice President and General Counsel
Telephone:  949-475-3942
Facsimile:  949-706-6208
Email:  ron.morrison@impaccompanies.com

if to Buyer:

East West Bank
135 N. Los Robles Avenue, Suite 600
Pasadena, CA  91101
Attention:  Robert Lo, Senior Vice President
Telephone:  626-768-6689
Facsimile:  626-817-8899
Email:  robert.lo@eastwestbank.com

with a copy to:

East West Bank
135 N. Los Robles Avenue, Suite 600
Pasadena, CA  91101
Attention:  Mary Kenney, Esq., Senior Vice President and Senior Deputy General Counsel
Telephone:  626-768-6883
Facsimile:  626-243-1275
Email:  mary.kenney@eastwestbank.com

Notwithstanding the foregoing, a facsimile transmission shall be deemed received when transmitted so long as the transmitting machine has provided an electronic confirmation of successful transmission, and an e-mail shall be deemed received when transmitted so long as a “read receipt” has been received by the sender to confirm the recipient’s receipt.  All financial statements delivered shall be hand-delivered or sent by overnight delivery.  Either party may revise any information relating to it by notice in writing to the other party, which notice shall be effective on the third business day following receipt thereof.

14.                               Payment of Expenses

Each Seller hereby covenants, jointly and severally, to pay on demand all reasonable costs and expenses (including, without limitation, the costs and expenses for legal services of any kind whatsoever) incurred by Buyer in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, whether or not any Transactions are entered into hereunder, including, by way of illustration and not by way of limitation, the out-of-pocket costs and expenses incurred in connection with (i) the preparation, reproduction and distribution of this Agreement and the other Transaction Documents and any opinions of counsel, certificates of officers or other documents contemplated by the aforementioned agreements (provided, however, that the aggregate legal fees of Buyer for the preparation, negotiation and execution of this Agreement that Sellers are to reimburse shall not exceed $25,000) and (ii) any amendment to or waiver of any provision of this Agreement requested by any Seller.  Notwithstanding the foregoing, the costs and expenses of entering into Transactions hereunder are included in the fees set forth on the Term Sheet and, provided no Event of Default has occurred and is continuing, Sellers shall not be required to pay any other fees to Buyer in connection with Transactions.  The obligation of each Seller to pay such fees and expenses incurred prior to or in connection with the termination of this Agreement or any Transaction Document shall survive the termination of this Agreement and such Transaction Documents.

15.                               Opinions of Counsel

Each Seller shall, upon the request of Buyer, cause to be delivered to Buyer, with reliance thereon permitted as to any Person that purchases the Eligible Loans from Buyer, a favorable opinion of counsel with respect to such matters as Buyer may request in form and substance acceptable to Buyer.

16.                               Further Assurances; Additional Information

(a)                          At any time and from time to time, upon the request of Buyer and at the sole expense of Sellers, Sellers shall promptly provide such further assurances or agreements as Buyer may reasonably request in order to effect the purposes of this Agreement, including without limitation the assignment, conveyance and transfer of all right, title and interest of each Purchased Eligible Loan from the relevant Seller to Buyer, or to otherwise obtain or preserve the benefits or rights granted under this Agreement.

(b)                         At any reasonable time, each Seller shall permit Buyer, its agents or attorneys, at Buyer’s expense, to inspect and copy any and all documents and data in its possession pertaining to each Purchased Eligible Loan that is the subject of such Transaction.  Such inspection shall occur upon the request of Buyer at a mutually agreeable location during regular business hours and on a date not more than two (2) Business Days after the date of such request.  Notwithstanding the foregoing, if an Event of Default by any Seller shall have occurred and be continuing, then Buyer, upon notice to Sellers, shall have an immediate right to inspect and copy any and all documents and data in the possession of any Seller pertaining to each Purchased Eligible Loan that is the subject of such Transaction and to the extent that such Seller does not have possession of the relevant loan information for such Purchased Eligible Loans, such Seller shall cause the applicable Servicer to provide Buyer with access and review of such loan information.

(c)                          Each Seller agrees to provide Buyer or its agents, from time to time, with such information concerning such Seller of a financial or operational nature as Buyer may reasonably request.

(d)                         Each Seller shall provide Buyer or its agents, with copies of (i) all filings made by or on behalf of such Seller or any entity that controls such Seller, with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, promptly upon making such filings, or (ii) if such Seller is not required to make filings with the Securities and Exchange Commission, such financial and other reports as may be required by the Term Sheet.

17.                               Buyer as Attorney-in-Fact

Each Seller hereby appoints Buyer as its attorney-in-fact for the purpose of carrying out the provisions of this Agreement and the other Transaction Documents and taking any action and executing any instruments that Buyer may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, Buyer shall have the right and power upon the occurrence and during the continuation of any Event of Default to receive, endorse, collect and control all checks or instruments made payable to the order of any Seller and all other forms of payment to any Seller that represent any payment on account of the principal of or interest on or proceeds from any of the Purchased Eligible Loans and to give full discharge for the same.

18.                               Wire Instructions

Any amounts to be transferred by one party to the other shall be transferred according to the wire instructions contained in the Term Sheet.  Amounts received by Buyer after 1:00 p.m., Los Angeles time, on any Business Day shall be deemed to have been paid and received on the next succeeding Business Day.

19.                               Entire Agreement; Severability; Term Sheet

This Agreement and the other Transaction Documents shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement; provided, however, that each Seller and Buyer hereby acknowledge and agree that the Servicing Rights are an integral part of this Agreement and any and all provisions regarding such Servicing Rights shall not be severable from the provisions regarding the Purchased Eligible Loans.  The execution and delivery of the Term Sheet and any other documents designated therein by each Seller is a condition to the effectiveness of this Agreement.

20.                               Non-assignability; Termination

(a)                          Except with respect to any repurchase transaction, sale, transfer, pledge or hypothecation by Buyer pursuant to Paragraph 8 hereof, the rights and obligations of the parties under this Agreement, under the other Transaction Documents and under any Transaction shall not be assigned by either party without the prior written consent of the other party and any such assignment without the prior written consent of the other party shall be null and void.  Subject to the foregoing, this Agreement, the other Transaction Documents and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

(b)                         Subparagraph (a) of this Paragraph 20 shall not preclude a party from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under Paragraph 10 hereof.

(c)                          This Agreement, the other Transaction Documents and all Transactions outstanding hereunder shall terminate automatically without any requirement for notice on the Termination Date.  However, no such termination shall affect any Seller’s and Guarantor’s outstanding obligations to Buyer at the time of such termination.  All of each Seller’s payment obligations to Buyer, all of each Seller’s obligations to indemnify Buyer and all of Buyer’s rights and remedies by reason of any Event of Default by Buyer pursuant to this Agreement and any of the other Transaction Documents shall survive such termination.

21.                               Counterparts

This Agreement may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

22.                               Governing Law; Submission to Jurisdiction; Waivers

(a)                          THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

(b)                         EACH OF BUYER AND EACH SELLER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(i)                                     SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA LOCATED IN LOS ANGELES COUNTY, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE CENTRAL DISTRICT OF CALIFORNIA, AND APPELLATE COURTS FROM ANY THEREOF;

(ii)                                  CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(iii)                               AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL OR DELIVERY), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN PARAGRAPH 13 HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE BUYER SHALL HAVE BEEN NOTIFIED; AND

(iv)                              AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

(c)                          BUYER AND EACH SELLER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

23.                               No Waivers, Etc.

No express or implied waiver of any Event of Default by Buyer shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder.  No modification or waiver of any provision of this Agreement or any other Transaction Document and no consent by any party to a departure herefrom or therefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose given.  Without limitation on any of the foregoing, the failure by Buyer to give a notice pursuant to any provision hereof will not constitute a waiver of any right to do so at a later date.

24.                               Use of Employee Plan Assets

(a)                          If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) are intended to be used by either party hereto (the “Plan Party”) in a Transaction, the Plan Party shall so notify the other party prior to the Transaction.  The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA, and that the Eligible Loans that are the subject of the Transaction are not, and will not as a result of the Transaction become, “plan assets” as that term is used in ERISA.  The other party may proceed in reliance on such writing, but shall not be required to so proceed.

(b)                         Subject to the last sentence of subparagraph (a) of this Paragraph 24, any such Transaction shall proceed only if the relevant Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

(c)                          By entering into a Transaction pursuant to this Paragraph 24, each Seller shall be deemed (i) to represent to Buyer that since the date of such Seller’s latest such financial statements, there has been no material adverse change in such Seller’s financial condition that such Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.

25.                               Intent

(a)                          The parties intend and acknowledge that each Transaction is a “repurchase agreement” and a “master netting agreement” as each such term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Eligible Loans subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(b)                         The parties understand that either party’s right to liquidate Eligible Loans delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 10 hereof, is a contractual right to liquidate, terminate or accelerate such Transaction as described in Sections 555, 559 and 561 of Title 11 of the United States Code, as amended.

(c)                          The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in

FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d)                         The parties understand that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

26.                               Indemnity

Each Seller agrees, jointly and severally, to hold Buyer and its affiliates and their respective officers, directors, employees, agents and advisors (each an “Indemnified Party”) harmless from and indemnify any Indemnified Party against all third party liabilities, losses, damages, judgments, costs and expenses of any kind that may be imposed on, incurred by or asserted against such Indemnified Party (collectively, “Costs”), relating to or arising out of this Agreement, any other Transaction Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any other Transaction Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than the Indemnified Party’s gross negligence or willful misconduct.  Without limiting the generality of the foregoing, each Seller agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all Mortgage Loans relating to or arising out of any taxes incurred or assessed in connection with the ownership of the Mortgage Loans, that, in each case, results from anything other than the Indemnified Party’s gross negligence or willful misconduct.  In any suit, proceeding or action brought by an Indemnified Party in connection with any Mortgage Loan for any sum owing thereunder, or to enforce any provisions of any Mortgage Loan, each Seller will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by any Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from any Seller.  Each Seller also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all the Indemnified Party’s costs and expenses incurred in connection with the enforcement or the preservation of Buyer’s rights under this Agreement, any other Transaction Document or any transaction contemplated hereby or thereby, including without limitation the reasonable costs and expenses of its counsel.

27.                               Full Recourse

The obligations of each Seller from time to time to pay the Repurchase Price, the Price Differential and all other amounts due under this Agreement or any other Transaction Document shall be full recourse obligations of such Seller.

28.                               Tax Treatment

Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes, to treat each Transaction as indebtedness of each Seller that is secured by all of the Purchased Eligible Loans and that the Purchased Eligible Loans purchased from each Seller are owned by such Seller in the absence of a default by such Seller.  All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.

29.                               Disclosure Relating to Certain Federal Protections

The parties acknowledge that they have been advised that in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Administration, as applicable.

30.                               Timing of Payments and Actions

Each party to this Agreement agrees that in the event any payment or action is due on a day that is not a Business Day such payment or action shall be made or taken on the next succeeding Business Day.

31.                               Joint and Several Obligations

Each Seller hereby acknowledges and agrees that it shall be jointly and severally liable to Buyer for all representations, warranties, covenants, obligations and indemnities of each Seller hereunder.  Each Seller waives any and all notice of the creation, renewal, extension or accrual of any of such obligations and notice of or proof of reliance by Buyer upon the obligations of such Seller set forth herein or acceptance of such obligations by such Seller hereunder.  Each Seller waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon each other Seller with respect to such obligations.  Each Seller’s obligations shall be construed as continuing, absolute and unconditional obligations without regard to  (i) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Seller against the Buyer, or (ii) any other circumstance whatsoever (with or without notice to or knowledge of any Seller) that constitutes, or might be construed to constitute, an equitable or legal discharge of such Seller for any such obligations.  Each Seller hereby waives any defense arising by reason of, and any and all right to assert against the Buyer any claim or defense based upon, an election of remedies by the Buyer that in any manner impairs, affects, reduces, releases, destroys and/or extinguishes such Seller’s subrogation rights, rights to proceed against such Seller or any other party for reimbursement or contribution, and/or any other rights of such Seller to proceed against any other Seller, against any other guarantor, or against any other person or security.

32.                               Waivers by Sellers

To the extent that any party constituting a Seller (a “Seller Entity”) is a surety or guarantor under applicable law, whether in respect of any other Seller Entity’s obligations or otherwise, and whether under this Agreement, the Pledge Agreement or any other Transaction

Document, then each such Seller Entity, solely in such Seller Entity’s capacity as a surety or guarantor, waives any defenses such Seller Entity may have under the laws or decisions of the State of California pertaining to the rights and remedies of sureties.  Without limiting the foregoing, and to the extent permitted by law, each Seller Entity, solely in such Seller Entity’s capacity as a surety or guarantor, hereby waives and agrees not to assert or take advantage of:

(a)                          Any right to require Buyer to proceed against any Seller Entity or any other indemnitor, obligor or guarantor of the indebtedness and obligations evidenced hereby or any other person or entity or to proceed against or exhaust any security held by Buyer at any time or to pursue any other remedy in Buyer’s power or under any other agreement before proceeding against any Seller Entity hereunder;

(b)                         Any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or entity or the failure of Buyer to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or entity;

(c)                          Demand, presentment for payment, notice of nonpayment, intent to accelerate, acceleration, protest, notice of protest and all other notices of any kind, or the lack of any thereof, including, without limiting the generality of the foregoing, notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of any Seller Entity, Buyer, any endorser or creditor of any Seller Entity or on the part of any other person or entity whomsoever under this or any other instrument in connection with any obligation or evidence of indebtedness held by Buyer;

(d)                         (i) Any defense based upon an election of remedies by Buyer, even though such election destroys or otherwise impairs the subrogation rights of any Seller Entity or the right of any Seller Entity to proceed against any other Seller Entity for reimbursement, or both, and (ii) any and all rights or defenses any Seller Entity may have by reason of protection afforded to any other Seller Entity with respect to any of the obligations of each Seller Entity under this Agreement or other laws of the State of California limiting or discharging any Seller Entity’s indebtedness evidenced by this Agreement and secured, in part, by the Transaction Documents;

(e)                          Any right or claim or right to cause a marshaling of the assets of any or all of the Seller Entities;

(f)                            Any principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms and provisions of this Agreement;

(g)                         Any duty on the part of Buyer to disclose to any Seller Entity any facts Buyer may now or hereafter know about any other Seller Entity, Buyer’s security under this Agreement or any other Transaction Document, regardless of whether Buyer has reason to believe that any such facts materially increase the risk beyond that which such Seller Entity intends to assume or Buyer has reason to believe that such facts are unknown to such Seller Entity or have a reasonable opportunity to communicate such facts to such Seller Entity, it being understood and agreed that each Seller Entity is fully responsible for being and keeping informed of the financial condition of any other Seller Entity, of any and all circumstances bearing on the risk that liability may be incurred by such Seller Entity hereunder;

(h)                         Any lack of notice of disposition or of manner of disposition of any collateral;

(i)                             Any deficiencies in the collateral or any deficiency in the ability of Buyer to collect or to obtain performance from any persons or entities now or hereafter liable for the payment and performance of any obligation of this Agreement or any other Transaction Document;

(j)                             Any assertion or claim that the automatic stay provided by 11 U.S.C. §362 (arising upon the voluntary or involuntary bankruptcy proceeding of any Seller Entity) or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Buyer to enforce any of Buyer’s rights, whether now or hereafter required, which Buyer may have under this Agreement or any other Transaction Document;

(k)                          Any modifications of the Transaction Documents or any obligation of any Seller Entity by operation of law or by action of any court, whether pursuant to the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise;

(l)                             Any action, occurrence, event or matter consented to by any Seller Entity under Section 32(h) hereof, under any other provision hereof, or otherwise;

(m)                       Any and all benefits and defenses under California Civil Code Section 2810;

(n)                         Any and all benefits and defenses under California Civil Code Section 2809;

(o)                         All principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Agreement.  By doing so, each Seller Entity agrees that such Seller Entity’s obligations shall not be affected by any circumstances, whether or nor referred to in this Agreement, which might otherwise constitute a legal or equitable discharge of a surety or a guarantor; and

(p)                         Any right of discharge under any and all statutes or other laws relating to guarantors or sureties and any other rights of sureties and guarantors thereunder.

Each Seller Entity understands that the exercise by Buyer of certain rights and remedies contained in the Transaction Documents may affect or eliminate such Seller Entity’s right of subrogation against any other Seller Entity and that such Seller Entity may therefore incur a partially or totally nonreimbursable liability under this Agreement.  Nevertheless, such Seller Entity hereby authorizes and empowers Buyer to exercise, in its sole and absolute discretion, any right or remedy, or any combination thereof, which may then be available.

In accordance with Section 2856 of the California Civil Code, such Seller Entity also waives any right or defense based upon an election of remedies by Buyer, even though such election destroys or otherwise impairs the subrogation rights of such Seller Entity or the rights of such Seller Entity (after payment of the obligations guaranteed by such Seller Entity under this Agreement) to proceed against any other Seller Entity for reimbursement, or both.

In accordance with Section 2856 of the California Civil Code, each Seller Entity waives any and all other rights and defenses available to Seller Entity by reason of Sections 2787 through 2856, inclusive, of the California Civil Code, including any and all rights or defenses such Seller Entity may have by reason of protection afforded to such Seller Entity with respect to any of the obligations of such Seller Entity under this Agreement pursuant to the antideficiency or other laws of the State of California limiting or discharging a Seller Entity’s indebtedness.  Likewise, each Seller Entity waives any and all rights and defenses available to Seller Entity under California Civil Code Sections 2899 and 3433.

Each Seller Entity shall have no right of, and hereby waives any claim for, subrogation, reimbursement, indemnification, and contribution against any other Seller Entity and against any general partner, member or other constituent of any other Seller Entity, and against any other person or any collateral or security for the indebtedness (including without limitation any such rights pursuant to Sections 2847 and 2848 of the California Civil Code), until the indebtedness has been indefeasibly paid and satisfied in full and all outstanding obligations owed to Buyer under the Transaction Documents have been fully performed.

[Signatures on next page]

IN WITNESS WHEREOF, the parties hereto have caused to be duly executed and delivered, as of the date first above written, this Agreement.

BUYER:

EAST WEST BANK

By:	/s/ Robert Lo

Title:	Robert Lo

Date:	6/25/10

SELLERS:

EXCEL MORTGAGE SERVICING, INC.

By:	/s/ William Ashmore

Title:	William Ashmore/President

Date:	6-24-10

SYNERGY CAPITAL MORTGAGE CORP.

By:	/s/ William Ashmore

Title:	President

Date:	6-24-10

ANNEX I

TERM SHEET

Date:  June 24, 2010

This term sheet (“Term Sheet”) is made and entered into as of the date set forth above by and between East West Bank (“Buyer”), and Synergy Capital Mortgage Corp. and Excel Mortgage Servicing, Inc. (each a “Seller” and, collectively, the “Sellers”) with respect to that certain Master Repurchase Agreement dated as of June 24, 2010 (the “Agreement”).  Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.  This Term Sheet supplements and forms a part of the Agreement and the execution and delivery hereof is a condition to the effectiveness of the Agreement.  In the event of any conflict between the terms hereof and the terms of the Agreement, this Term Sheet shall prevail.

Buyer: East West Bank		Sellers:	Synergy Capital Corp.
Excel Mortgage Servicing, Inc.
Address:	135 N. Los Robles Avenue
	Suite 600	Address:	19500 Jamboree Road
	Pasadena, California 91101		Irvine, California 92612

Attention:	Robert Lo	Attention:	Kathy Hancock
	Senior Vice President		Vice President and Treasurer

Telephone: 626-768-6689		Telephone: 949-475-3822

Facsimile: 626-817-8899		Facsimile: 949-475-3969

Email: robert.lo@eastwestbank.com		Email: kathy.hancock@impaccompanies.com

Maximum Aggregate Purchase Price:	$10,000,000

Sublimits:	Transactions for which the dry funding documents have not been received in accordance with Section 3(d) of the Agreement shall not at any time exceed 40% of the Maximum Aggregate Purchase Price

Initial Pricing Rate:	LIBOR + 4.00%, but not less than 5.00%

Repurchase Date:	60 calendar days after Purchase Date (or the next Business Day if such day is not a Business Day), subject to curtailment as set forth below for Aged Loans

Transaction Fees:	$75.00 for each Purchased Eligible Loan

Wire Transfer Fee:	$12.50

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Guarantor:	Integrated Real Estate Service Corp.

Aged Loans:

•                                          Purchased Eligible Loans are considered stale/aged at thirty-one (31) calendar days after the Purchase Date, at which point:

1.                                       Each Seller shall, no later than five (5) Business Days after request from Buyer, pay Buyer ten percent (10%) of the Purchase Price paid by Buyer to such Seller to purchase such Purchased Eligible Loan; and

2.                                       To the extent such Seller has not Repurchased a Purchased Eligible Loan on or before the date which is forty-one (41) days after the Purchase Date, such Seller shall, no later than five (5) Business Days after request from Buyer, pay Buyer an additional ten percent (10%) of the Purchase Price paid by Buyer to such Seller to purchase such Purchased Eligible Loan, which ten percent (10%) of the Purchase Price shall be in addition to the ten percent (10%) of the Purchase Price described in clause 1 immediately above (for an aggregate of twenty percent (20%) of the Purchase Price); and

3.                                       To the extent a Seller has not repurchased a Purchased Eligible Loan on or before the date which is sixty (60) days after the Purchase Date, such Seller shall on the succeeding Business Day following the expiration of such sixty (60) day period repurchase the Purchased Eligible Loan from Buyer.

•                                          Buyer shall apply any such payments from a Seller to reduce the Purchase Price paid for the applicable Purchased Eligible Loan.

•                                          Notwithstanding anything contained in the Agreement or this Term Sheet to the contrary, each Seller hereby acknowledges and agrees that such Seller shall in no event have the right to use funds constituting that certain certificate of deposit held as account number CD #178038725 in the amount of $1,000,000 at East West Bank, which is the subject of the Pledge Agreement (the “Cash Collateral Account”), to pay any such payment to Buyer.  At such time as Seller has outstanding Transactions with a Purchase Price aggregating more than $5,000,000, Seller covenants and agrees to deposit an additional $1,000,000 to the Cash Collateral Account.  The Cash Collateral Account shall thereafter be maintained at not less than $2,000,000, regardless of whether the outstanding Transactions at any time thereafter are less than $5,000,000.  The Cash Collateral Account shall be a blocked account.  Sellers shall not have any right to withdraw or direct payment of funds from the Cash Collateral Account (including the additional $1,000,000) while any Transaction is unpaid or outstanding or any commitment or obligation under this Agreement by the Buyer to purchase Eligible Loans is available or outstanding.

Sellers’ Wire Instructions:

Beneficiary Name: (Required)	[See Below]
Beneficiary Account Number: (Required)	[See Below]

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Bank Routing Number: (Domestic Wires)	322070381
Bank Routing/Swift Code: (Intl Wires)	EWBKUS66XXX
Receiving Bank Name:	East West Bank
Receiving Bank Address: (Branch Address)	135 N. Los Robles Ave., Suite 600
Receiving Bank Address (Branch City, State, Zip)	Pasadena, CA 91101

Funds due to a Seller shall be deposited in the appropriate account at East West Bank:

Account Name:  Excel Mortgage Servicing, Inc.]

Account No.:  8003001271 (the “Excel Operating Account”)

Account Name:  Synergy Capital Mortgage Corp.

Account No.:  8003001255 (the “Synergy Operating Account”)

The Excel Operating Account and the Synergy Operating Account are sometimes referred to individually as an “Operating Account” and, collectively, as the “Operating Accounts”.

Buyer’s Wire Instructions:

Any amounts to be transferred by a Seller to Buyer hereunder, as well as all payments by Approved Takeout Investors, shall be sent by wire transfer in immediately available funds to the appropriate account of Buyer at East West Bank:

Account Name:  East West Bank in Trust for Excel Mortgage Servicing, Inc.

Account No.:  8003001313 (the “Excel Settlement Account”)

Account Name:  East West Bank in Trust for Synergy Capital Mortgage Corp.

Account No.:  8003001248 (the “Synergy Settlement Account”)

The Excel Settlement Account and the Synergy Settlement Account are sometimes referred to individually as a “Settlement Account” and, collectively, as the “Settlement Accounts”.

The Settlement Accounts shall be blocked accounts.

Funds received in a Settlement Account by Buyer from an Approved Takeout Investor shall be applied to the Repurchase Price and any fees and charges due to East West Bank for the Purchased Eligible Loans to which the funds apply.  Buyer shall transfer all amounts received from the Approved Takeout Investor in excess of the Repurchase Price for the Purchased Eligible Loans to which the funds apply to the appropriate Operating Account.  If the funds are received by 12:00 noon on a Business Day, the transfer to the Operating Account shall occur on the same Business Day.  If the funds are received after 12:00 noon, the transfer shall occur on the following Business Day.

Financial Covenants:

1.                                       At all times during the term of the Agreement, the aggregate Tangible Net Worth of Sellers and Guarantor shall equal to or greater than Seventeen Million Dollars ($17,000,000).

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2.                                       At all times during the term of the Agreement, the aggregate amount of cash or cash equivalents (inclusive of the funds on deposit in the Cash Collateral Account and the Operating Accounts) maintained or held on deposit by Sellers and Guarantor shall be equal to or greater than Five Million Dollars ($5,000,000).

Other Covenants:

1.                                       Each Seller shall immediately notify Buyer prior to entering into a new warehouse relationship or an increase in existing facilities with other parties.

2.                                       Each Seller shall, with respect to any Seller, Guarantor and any of their respective affiliates, immediately notify Buyer of any Material Adverse Effect.

3.                                       Each Seller shall immediately notify Buyer if such Seller becomes aware of any circumstances constituting an occurrence of fraud in the origination of any Purchased Eligible Loan.

4.                                       Each Seller shall maintain fidelity bond and errors and omissions insurance policies, each with a minimum coverage of $1,000,000.  Such policies shall include right of action loss payee and warehouse lender endorsements in favor of Buyer.

5.                                       Each Seller shall, not later than two (2) Business after the occurrence thereof, notify Buyer of any event of default under that certain Credit Agreement, dated as of October 30, 2009, by and among UBS Real Estate Securities, Inc., as lender, and certain affiliates of the Sellers, as borrowers, or under any other document evidencing, securing or otherwise entered into in connection with any other material liabilities of Sellers or Guarantor.

6.                                       At all times during the term of the Agreement, each Seller and their respective affiliates shall maintain accounts at East West Bank (which accounts shall at all times during the term of the Agreement have a minimum balance of not less than Twenty Million Dollars ($20,000,000), inclusive of the funds on deposit in the Cash Collateral Account and the Operating Accounts).

7.                                       Each Seller shall (a) not later than forty five (45) days after the end of each calendar quarter (except the last calendar quarter of the fiscal year), deliver to Buyer Sellers’ financial statements certified by an officer of each Seller, and (b) not later than ninety (90) days after the end of each calendar year, deliver to Buyer Sellers’ audited (by auditors acceptable to Buyer in Buyer’s sole but reasonable discretion) consolidated financial statements.

8.                                       Guarantor shall (a) not later than forty five (45) days after the end of each calendar quarter (except the last calendar quarter of the fiscal year), deliver to Buyer Guarantor’s financial statements certified by an officer of Guarantor, and (b) not later than ten (10) days after filing, deliver to Buyer Guarantor’s tax returns for the previous calendar year.

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EXHIBIT A-1

TRANSACTION REQUEST

The parties to this Transaction Request are the following:

Seller:	[Synergy or Excel]

Buyer:	East West Bank

Mortgage Loans:

THE MORTGAGE LOAN(S) COVERED BY THIS TRANSACTION REQUEST IS(ARE)  LISTED AND DESCRIBED IN THE ATTACHED SCHEDULE OF MORTGAGE LOAN(S).

Purchase Price:

Sale:                                                                                                                       For value received, Seller hereby conveys to the Buyer all rights, title and interest in and to the following:

(a)                                  The Note and the related Mortgage for each Mortgage Loan;

(b)                                 all rights to payment thereunder;

(c)                                  all rights related thereto, such as financing statements, guaranties and insurance policies (issued by governmental agencies or otherwise), including (i) mortgage and title insurance policies, (ii) fire and extended coverage insurance policies (including the right, if any, to any return premiums), and (iii) if applicable, FHA insurance, VA guaranties, or private mortgage insurance and all rights, if any, in escrow deposits consisting of impounds, insurance premiums, or other funds held in account thereof;

(d)                                 all right, title and interest of the owner of such loan in the real property, including all improvements thereon, and the personal property (tangible and intangible) that are encumbered by such Mortgage Loan (or deed of trust) and/or security agreements;

(e)                                  all Servicing Rights and other rights to service, administer and/or collect such Mortgage Loan and all rights to the payment of money on account of such servicing, administration and/or collection appraisals, computer programs, tapes, discs, cards, accounting records, and other books, records, information, and data relating to such loan necessary to the administration or servicing of such Mortgage Loan (subject to Seller’s right to service set forth in the Master Repurchase Agreement described herein); and

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(f)                                    all accounts, contract rights (including rights under any applicable Purchase Commitment), and general intangibles constituting or relating to such loan.

Seller hereby reaffirms the representations, warranties and covenants made in that certain Master Repurchase Agreement between Seller and Buyer with respect to Seller on and as of the date of such Agreement and with respect to the sold Mortgage Loans on the Purchase Date.

Definitions:                                                                                  Terms used but not defined herein shall have the meanings assigned to them in the above referenced Master Repurchase Agreement.

SELLER

By	/s/ William Ashmore

Name:	William Ashmore

Title:	President

Request Date:

EAST WEST BANK

By	/s/ Robert Lo

Name:	Robert Lo

Title:	SVP

Approval / Purchase Date:

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EXHIBIT A-2

I.                                         Documents Required to Purchase Dry Funded Mortgage Loans

•                                          Application from the Mortgagor (1003)

•                                          Loan Approval and Purchase Commitment from an Approved Takeout Investor

•                                          Credit Report for Mortgagor

•                                          Pages 1, 2, 3 & 4 of Appraisal

•                                          Original Note

•                                          Original Assignment of Deed of Trust or Mortgage (if not registered with MERS)

•                                          Certified Copy of Deed of Trust or Mortgage

•                                          Approved Takeout Investor Shipping Instructions

•                                          Copy of MERS registration naming East West Bank as the interim funder

•                                          Completed Wire Request Form/Wiring Instructions

•                                          Transaction Request Form (Exhibit A-1)

•                                          Funding Request Form

•                                          FHA or VA Direct Endorsement

•                                          Mortgage Credit Analysis Worksheet or Income Analysis as appropriate for FHA or VA

•                                          Copy of Title Commitment

•                                          Closing Protection Letter from Closing Agent

•                                          Copy of hazard insurance policy or binder of coverage

•                                          Flood certification

•                                          Uniform Underwriting and Transmittal Summary (conventional only)

•                                          Copy of Mortgage Insurance Certificate (conventional over 80% LTV — only when indicated on investor approval as an outstanding condition)

•                                          Approved Takeout Investor Shipping Instructions

II.                                     Documents Required to Purchase Wet Funded Mortgage Loans

•                                          Application from the Mortgagor (1003)

•                                          Loan Approval and Purchase Commitment from an Approved Takeout Investor

•                                          Credit Report for Mortgagor

•                                          Pages 1, 2,3 & 4 of Appraisal

•                                          Copy of Note

•                                          Completed Wire Request Form/Wiring Instructions

•                                          Transaction Request Form (Exhibit A-1)

•                                          Funding Request Form

•                                          Copy of Title Commitment

•                                          Closing Protection Letter from Closing Agent

•                                          Copy of hazard insurance policy or binder of coverage

•                                          Flood certification

•                                          Uniform Underwriting and Transmittal Summary (conventional only)

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•                                          Mortgage Credit Analysis Worksheet (FHA only)

•                                          VA Loan Analysis (VA only)

•                                          Copy of Mortgage Insurance Certificate (conventional over 80% LTV — only when indicated on investor approval as an outstanding condition)

•                                          Approved Takeout Investor Shipping Instructions

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EXHIBIT B

REPRESENTATIONS AND WARRANTIES
RELATING TO THE PURCHASED ELIGIBLE LOANS

Transaction Request.  The information with respect to each Purchased Eligible Loan set forth in the related Transaction Request is true and correct as of the date specified in all material respects;

Documents to Custodian; No Table Funding.  All documentation required to be delivered to the Custodian under the Custodial Agreement has been so delivered; and the purchase by Buyer of each Purchased Eligible Loan constitutes a secondary market transaction under the Real Estate Settlement Procedures Act (“RESPA”).  With respect to a Wet Funded Mortgage Loan, all documentation required for a Dry Funded Mortgage Loan shall have been delivered to the Buyer within four (4) Business Days after the Transaction closes;

Purchase Commitment from an Approved Takeout Investor.  Each Purchased Eligible Loan is subject to a written and binding commitment to the relevant Seller from an Approved Takeout Investor requiring the Approved Takeout Investor to purchase such loan from such Seller at a price at least equal to the Purchase Price;

Type of Mortgage Loan.  Each Purchased Eligible Loan is a single family mortgage loan that consists of a Note secured by a Mortgage, and each related property securing the related Mortgage is improved by a single (one-to-four) family residential dwelling; and each Purchased Eligible Loan satisfies the respective requirements of the relevant Seller’s mortgage lending programs and Approved Take-Out Investor’s mortgage lending programs;

Minimum FICO.  Each Purchased Eligible Loan has a minimum FICO of at least 680, except with respect to those Purchased Eligible Loans that are either FHA insured or VA guaranteed;

CLTV and LTV.  Each Purchased Eligible Loan has a maximum combined loan-to-value ratio at origination in accordance with the standards of the Approved Take-Out Investor for such Purchased Eligible Loan, but not to exceed one hundred percent (100%);

Servicing.  Subservicer is servicing each Purchased Eligible Loan in accordance with the terms of this Agreement; the servicing and collection practices used by the Subservicer with respect to each Purchased Eligible Loan have been in all respects legal, proper, prudent and customary within the industry for the servicing of similar single family mortgage loans and the servicing and collection practices used by any prior subservicers with respect to each Purchased Eligible Loan have been in all respects legal;

Interest Rate.  The Note related to each Purchased Eligible Loan bears a fixed or adjustable interest rate; and if the Purchased Eligible Loan provides for an adjustable interest rate, then the terms of the related Note pertaining to interest rate adjustments, payment adjustments and adjustments of the outstanding principal balance are enforceable and such adjustments will not affect the priority of the lien of the related Mortgage;

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Valid Lien.  Each Eligible Loan is a valid and subsisting first lien of record (or is in the process of being recorded) on the mortgaged property subject to the exceptions to title set forth in the title insurance policy, with respect to the related Eligible Loan, which exceptions are generally acceptable to banking institutions in connection with their regular mortgage lending activities, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

Title and Ownership of Loans.  Immediately prior to the transfer and assignment of the Eligible Loans by the relevant Seller to Buyer as contemplated by this Agreement, such Seller held good and indefeasible title to, and was the sole owner of, each Eligible Loan (including the related Note) conveyed by the relevant Seller subject to no liens, charges, mortgages, encumbrances or rights of others except as set forth in clause (ix) or other liens which will be released simultaneously with such transfer and assignment; and immediately upon the transfer of the Purchased Eligible Loans as contemplated in this Agreement, Buyer will be the sole owner of each Purchased Eligible Loan subject to no liens, charges, mortgages, encumbrances or rights of others except as set forth in Paragraph (ix) or other liens which will be released simultaneously with such transfer;

No Delinquency.  No Purchased Eligible Loan is thirty (30) days or more delinquent;

No Tax Lien or Damage.  There is no delinquent tax or assessment lien on the property securing the related Mortgage, and each mortgaged property is free of substantial damage or waste;

No Rescission, Set-off or Invalidity.  The Mortgage and the Note are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage or the Note, or the exercise of any rights thereunder, render the Mortgage or the Note invalid or unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

No Mechanics’ Lien.  There is no mechanics’ lien or claim for work, labor or material affecting the property securing the related Mortgage which is or may be a lien prior to, or equal with, the lien of the related Mortgage except those which are insured against by any title insurance policy referred to in Paragraph (xvi) below;

Compliance with Laws.  Each Purchased Eligible Loan at the time it was made complied in all material respects with applicable state and federal laws and regulations, including, without limitation, the federal Truth-in-Lending Act and other consumer protection laws, usury, equal credit opportunity, disclosure and recording laws;

Title Insurance Policy.  With respect to each Purchased Eligible Loan a lender’s title insurance policy, issued in standard American Land Title Association form by a title insurance company authorized to transact business in the state in which the property securing the related Mortgage is situated, in an amount at least equal to the original balance of such Purchased

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Eligible Loan insuring the mortgagee’s interest under the related Eligible Loan as the holder of a valid first mortgage lien of record on the real property described in the related Mortgage, as the case may be, subject only to exceptions of the character referred to in Paragraph (ix) above, was effective on the date of the origination of such Eligible Loan, and such policy is valid and thereafter such policy shall continue in full force and effect;

Hazard Insurance.  The improvements upon the property securing the related Mortgage are covered by a valid and existing hazard insurance policy with a carrier generally acceptable to the relevant Seller that provides for fire and extended coverage representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the full insurable value of the property securing the related Mortgage, and in any event which is not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to such property in the event of any loss less than the amount of the insurance coverage;

Flood Insurance.  If the property securing the related Mortgage is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such mortgaged property with a carrier generally acceptable to the relevant Seller in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973;

Enforceability of Mortgage Loan.  Each Mortgage and Note is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Purchased Eligible Loan had full legal capacity to execute all documents relating to such Eligible Loan and convey the estate therein purported to be conveyed;

Insurance Rights and Remedies.  The relevant Seller has caused and will cause to be performed any and all acts required to be performed to preserve the rights and remedies of Buyer in any insurance policies applicable to any Purchased Eligible Loans transferred by such Seller including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of Buyer;

Recordation of Mortgage.  Each original Mortgage was recorded or is in the process of being recorded, and if the Mortgage Loan was originated in the name of someone other than the relevant Seller, one or more assignments of Mortgage have been delivered for recordation or have been recorded in the appropriate jurisdictions wherein such recordation is necessary to reflect the transfer thereof from the original named mortgagee to the relevant Seller, and to perfect the lien thereof as against creditors of or purchasers from the relevant Seller or, if the relevant Seller is registered with MERS, such MERS Mortgage has recorded in the name of

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MERS, or is in the process of being so recorded , and the ownership of such MERS Mortgage by Buyer has been listed with MERS;

No Impairment or Modification.  The terms of each Note and each Mortgage have not been impaired, altered or modified in any respect other than as approved by Buyer, except by a written instrument which has been recorded, if necessary, to protect the interest of Buyer and which has been delivered to the Custodian.  The substance of any such alteration or modification is reflected on the related Transaction Request;

No Future Advances; All Improvements Completed.  The proceeds of each Purchased Eligible Loan have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder; any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with; all costs, fees and expenses incurred in making or closing or recording such Eligible Loans were paid;

No Other Security.  The related Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage;

No Shared Appreciation or Contingent Interest.  No Purchased Eligible Loan has a shared appreciation feature, or other contingent interest feature;

State Location and Residential Dwelling.  Each property securing the related Mortgage is located in the state identified in the respective Transaction Request and consists of one or more parcels of real property with a residential dwelling erected thereon;

Due on Sale Clause.  Each Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the related Purchased Eligible Loan in the event the property securing the related Mortgage is sold without the prior consent of the mortgagee thereunder;

Consolidated Principal Amount. Any advances made after the date of origination of a Purchased Eligible Loan have been consolidated with the outstanding principal amount secured by the related Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the respective Transaction Request; the consolidated principal amount does not exceed the original principal amount of the related Purchased Eligible Loan;

No Condemnation.  There is no proceeding pending, currently occurring or threatened for the total or partial condemnation of the property securing the related Mortgage;

Improvements within Boundaries; No Encroachment.  All of the improvements that were included for the purposes of determining the appraised value of the property securing the related Mortgage lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon such property, and are stated in the title insurance policy and affirmatively insured;

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Zoning and Occupancy Compliance.  No improvement located on or being part of the property securing the related Mortgage is in violation of any applicable zoning law or regulation; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of each such property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and such property is lawfully occupied under the applicable law;

Deed of Trust Trustee.  With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the owner of the Eligible Loan to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the related Mortgagor;

Realization Against Property; No Homestead.  Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the property securing the related Mortgage of the benefits of the security, including (A) in the case of a Mortgage designated as a deed of trust, by trustee’s sale and (B) otherwise by judicial foreclosure.  There is no homestead or other exemption other than any applicable Mortgagor redemption rights available to the related Mortgagor which would materially interfere with the right to sell the property securing the related Mortgage at a trustee’s sale or the right to foreclose the related Mortgage;

No Mortgage Default or Acceleration.  There is no default, breach, violation or event of acceleration existing under any Mortgage or the related Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the relevant Seller has not waived any default, breach, violation or event of acceleration;

No Release or Waiver.  No instrument of release or waiver has been executed in connection with any Purchased Eligible Loan, and neither the related Mortgage nor the Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the primary mortgage guaranty insurer, if any, and which has been delivered to the Custodian;

Appraisal.  Each Purchased Eligible Loan was originated based upon an appraisal which complies with the requirements set forth in the FDIC Improvement Act of 1991.

No Hazardous Substances.  There do not exist any hazardous substances, hazard wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation on any mortgaged property that would give rise to a cause of action under such legislation;

Seller Licensed.  The relevant Seller was properly licensed or otherwise authorized, to the extent required by applicable law, to purchase and sell each Purchased Eligible Loan; and the consummation of the transactions herein contemplated, including, without limitation, the

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ownership of the Purchased Eligible Loans by the relevant Seller, will not violate such laws; and each other party that has had any interest in the Purchased Eligible Loan, whether as a lender, broker, servicer, mortgagee, assignee, pledgee or otherwise, is (or, during the period in which such party had such interest, was) (A) in compliance with all applicable licensing requirements of the laws of the state where the property securing the related Mortgagee is located, and (B) (1) organized under the laws of such state, or (2) qualified to do business in such state, or (3) a federal savings and loan association or national bank, or a Federal Home Loan Bank or a savings bank having principal offices in such state, or (4) not doing business in such state;

Ground Lease.  With respect to any property securing the related Mortgage which is subject to a ground lease (i) the current ground lessor has been identified and all ground rents which have previously become due and owing have been paid; (ii) the ground lease term extends, or is automatically renewable, beyond the maturity date of the related Purchased Eligible Loan; (iii) the ground lease has been duly executed and recorded; (iv) the amount of the ground rent and any increases therein are clearly identified in the lease and are for predetermined amounts at predetermined times; (v) the ground rent payment is included in the mortgagor’s monthly payment as an expense item in determining the qualification of the mortgagor for such Eligible Loan; (vi) Buyer has the right to cure defaults on the ground lease; and (vii) the terms and conditions of the leasehold do not prevent the free and absolute marketability of the mortgaged property;

No Buydown Loans.  No Purchased Eligible Loan is subject to a temporary rate reduction pursuant to a buydown program;

Interest Accrual.  Each Purchased Eligible Loan accrues interest based upon a year of 360 days with twelve 30-day months; and

No High Cost or Predatory Loans.  None of the Eligible Loans are (a) Eligible Loans subject to 12 CFR Part 226.31, 12 CFR Part 226.32 or 226.34 of Regulation Z, the regulation implementing TILA, which implements the Home Ownership and Equity Protection Act of 1994, as amended, or (b) classified and/or defined, as a “high cost”, “threshold”, “predatory” or “covered” loan (or a similarly classified loan using different terminology under a law imposing additional legal liability for mortgage loans having high interest rates, points and/or fees) under any other applicable state, federal or local law, regulation or ordinance.

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EXHIBIT C

PLEDGE AGREEMENT

This PLEDGE AGREEMENT (this “Pledge”) is executed as of June 24, 2010, by and between SYNERGY CAPITAL MORTGAGE CORP. and EXCEL MORTGAGE SERVICING, INC. (each a “Seller” and, collectively, the “Sellers”), and EAST WEST BANK (“Bank”).

RECITALS

A.                                   Bank has agreed with Sellers pursuant to that certain Master Repurchase Agreement (the “Agreement”) dated June 24, 2010, to purchase from Sellers certain Mortgage Loans defined as Eligible Loans, such terms being defined in the Agreement, whose other defined terms shall also apply to this Pledge.

B.                                     As partial consideration for Bank entering into the Agreement and purchasing Eligible Loans, each Seller has agreed to assign and pledge to Bank and grant Bank a security interest in and to certain deposit accounts described herein.

NOW, THEREFORE, for and in consideration of the matters set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Each Seller does hereby assign and pledge as collateral for the purpose of securing the performance by Sellers of all of Seller’s obligations under the Agreement all right, title and interest of Sellers in and to the following deposit accounts maintained with Buyer:  (a) an interest bearing account to satisfy Sellers’ obligation to maintain on deposit with Buyer certain amounts required under the Agreement (the “Cash Collateral Account”), and (b) two non interest bearing accounts to receive the proceeds of any funds to which a Seller is entitled upon the sale by Seller of repurchased Eligible Loans to Approved Takeout Investors or otherwise to receive payments or other amounts due from any Seller to Buyer (the “Settlement Accounts”) (hereinafter collectively called the “Accounts”), which are more particularly described as follows:

(a)                                  Cash Collateral Account — Bank account number: CD 178038725

(b)                                 Excel Settlement Account—Bank account number: 8003001248

(c)                                  Synergy Settlement Account—Bank account number: 8003001313

Each Account will be a blocked account.  Should an Event of Default occur under the Agreement then Bank may enforce this Pledge in any manner provided by law and charge all or any portion of any sums owing under the Agreement for any reason as provided under the Agreement or herein, to the extent of the withdrawal value of said Accounts.  Should such Event of Default occur, Bank may proceed against the Accounts without exhausting its remedies against any parties liable under the Agreement or against any other security therefor whether in court, by foreclosure, or otherwise, and this Pledge may be enforced and all sums due under said Agreement or under the instruments executed in connection therewith shall be charged to the

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aforesaid withdrawal value of such pledged Accounts to the extent thereof and the Sellers shall be jointly and severally liable for the excess, if any.

Sellers shall maintain said Accounts with Bank for the full term of this Pledge.

Nothing in the foregoing paragraph shall be construed as requiring Bank to enforce this Pledge.  Bank’s failure to do so on one or more occasions shall not affect Bank’s right so to do; nor will enforcement of such Pledge for less than the full value of the said pledged Accounts impair the effectiveness of the Pledge as to the remaining value thereof.  Bank may elect to enforce its right under the Agreement without resort to the remedies provided in this instrument; in such event the terms of the other documents alone referred to above shall be controlling and no provision hereof shall be construed as requiring Bank to perform any condition precedent to the enforcement of the Agreement and the documents executed in connection therewith against any and all parties thereto.

However, Bank expressly agrees that at such times as the obligations of Sellers under the Agreement have been performed and satisfied without the necessity of Bank exercising its rights hereunder or under the Agreement and any related documents, and no defense against the obligations under the Agreement or adverse claims of ownership to any such security is being asserted, then the Bank shall waive enforcement of this Pledge as to any amounts available in said Accounts in excess of Sellers’ outstanding obligations to Buyer under the Agreement.

From and after the occurrence of an Event of Default under the Agreement or default under any other documents executed in connection therewith, each Seller authorizes Bank, at Bank’s option, to collect and receipt for any and all sums becoming due upon the pledged Accounts, such sums to be held by Bank without liability for interest thereon and applied toward the performance of Sellers’ obligations under the Agreement and any other documents executed in connection therewith hereby secured.  Bank shall have the full control of the pledged Accounts until they are released in accordance herewith.

Bank, in addition to the rights and remedies provided for in the preceding paragraphs, shall have all the rights and remedies of a secured party under the Uniform Commercial Code of California and Bank shall be entitled to avail itself of all such other rights and remedies as may now or hereafter exist at law or in equity for the performance of all obligations under the Agreement and the foreclosure of the security interest created hereby and the resort to any remedy provided hereunder or provided by the Uniform Commercial Code of California, or by any other law of California, shall not prevent the concurrent employment of any other appropriate remedy or remedies.

Bank may remedy any Event of Default, without waiving same, or may waive any Event of Default without waiving any prior or subsequent Event of Default.

The security interest herein created shall not be affected by or affect any other security taken for the performance of obligations under the Agreement hereby secured, or any part thereof, and any extensions may be made for the performance of such obligations without affecting the priority of this pledge or the validity thereof with reference to any third party, and

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Bank or its successors shall not be limited by any election of remedies if it chooses to foreclose this security interest by suit.

Each Seller further represents to and covenants and agrees with Bank that such Seller will at any time or from time to time, upon the written request of Bank, execute and deliver such further documents and do such other acts and things as Bank may specify for the purpose of further assurance and of effecting the purposes of this Pledge, and otherwise do any and all things and acts whatsoever which Bank may request in order to perfect this Pledge.

The law governing this Pledge shall be the Uniform Commercial Code as adopted in California and other applicable laws of the State of California, and this Pledge shall be performable in Los Angeles County, California.  All terms used herein which are defined in the Uniform Commercial Code of California shall have the same meaning herein as in said Code.

If any clause or provision of this Pledge is illegal, invalid, or unenforceable, under present or future laws effective during the term hereof, then it is the intention of the parties hereto that the remainder of this Pledge shall not be affected thereby, and it is also the intention of the parties hereto that in lieu of each clause or provision that is illegal, invalid or unenforceable, there be added as a part of this Pledge a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

The Accounts evidencing such Pledge are delivered herewith or are authorized to be held by Bank.

The term of this Pledge shall begin on the date hereof and shall expire upon the occurrence of (i) the termination of the Agreement, and (ii) the full and final satisfaction of all obligations of Sellers under the Agreement.

SELLER:

SYNERGY CAPITAL MORTGAGE CORP.

By	/s/ William Ashmore
Name:	William Ashmore
Title:	President

SELLER:

EXCEL MORTGAGE SERVICING, INC.

By	/s/ William Ashmore
Name:	William Ashmore
Title:	President

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ACCEPTED AND AGREED TO:

EAST WEST BANK

By	/s/ Robert Lo
Name:	Robert Lo
Title:	SVP

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EXHIBIT D

GUARANTY AGREEMENT

1.             FOR VALUE RECEIVED, the undersigned INTEGRATED REAL ESTATE SERVICE CORP., a California corporation (hereinafter called “Guarantor”, whether one or more), hereby jointly and severally (if more than one), unconditionally, absolutely and irrevocably guarantees the full and timely payment and performance of each and every covenant, agreement, undertaking and obligation (collectively the “Obligations”) made by SYNERGY CAPITAL MORTGAGE CORP. and EXCEL MORTGAGE SERVICING, INC. (collectively, the “Obligor”) to or for the benefit of EAST WEST BANK (“Bank”), as set forth in that certain Master Repurchase Agreement (the “Agreement”), dated June 24, 2010, executed by Obligor and Bank, relating to the purchase and repurchase of interests in various mortgage loans, as said Agreement may be amended from time to time.

2.             Guarantor expressly waives diligence on the part of said Bank in the collection or enforcement of the Obligations, whether fixed or contingent, and waives presentment, protest, notice of protest, dishonor, notice of acceptance of this Guaranty, notice of non-performance, demands for performance and approval of any modifications, renewals or extensions of the Obligations that may be granted to the Obligor.  Bank shall be under no obligation to notify any of the Guarantors of its acceptance of this Guaranty, nor of any advances made or credit extended or participations purchased on the faith hereof, nor of the failure of said Obligor to pay and perform the Obligations, nor to use diligence in preserving the liability of any entity or person on said Obligations whether fixed or contingent, nor in bringing suit to enforce collection or enforcement of the Obligations secured by this Guaranty, nor of notice of any instruments now or hereafter executed in favor of Bank evidencing or securing said indebtedness.  Guarantor individually and severally further agrees to pay reasonable attorney’s fees and litigation costs and expenses should this Guaranty be placed in the hands of an attorney for enforcement, or should it be enforced through any court.

3.             Guarantor agrees that this is a continuing Guaranty, but shall be limited to the Obligations as described in Paragraph 1 above together with any modifications, revisions, extensions or any expenses incurred in connection therewith, and that it may be enforced by Bank without first resorting to or exhausting any security or collateral, or without first having exhausted other rights and remedies of Bank against Obligor.  Further, Bank shall not be required to exhaust its remedies against accommodation makers, sureties and endorsers or any other guarantors.  Pursuit by Bank of any of its remedies shall not impair this Guaranty and shall not be deemed an election of remedies.  To the extent permitted by law, Guarantor waives the benefit of any statute of limitation affecting Guarantor’s liability hereunder or the manner or mode of enforcement thereof.

4.             Guarantor consents, without affecting Guarantor’s liability to Bank hereunder, that the Bank may, without notice to or consent of Guarantor, upon such terms as it may deem advisable, (a) modify the Obligations by modification of the Agreement, (b) purchase Mortgage Loans pursuant to the Agreement, thus increasing the Obligations, or (c) settle or compromise any claim of the Bank against the Obligor, or against any other person, firm or corporation.

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Guarantor hereby ratifies and affirms any such modification, participations, settlement or compromise; and waives all defenses, counterclaims or offsets which the Guarantor might have by reason thereof.  Notwithstanding anything to the contrary contained herein, in any other Transaction Document or in any other agreement between Guarantor and the Bank, the Bank shall not have a right of offset or set off or any other right to assert ownership of, or control or dominion over, any Guarantor balances or deposits held by or deposited with the Bank or any Affiliate of the Bank.

5.             If any or all of the Obligations hereby guaranteed be secured, Guarantor agrees that the Bank may from time to time, at its discretion, with or without valuable consideration, allow release, surrender, substitution, exchange, subordination, loss or withdrawal of security or collateral, and should the Obligor execute in favor of said Bank any collateral agreement, the exercise by the Bank of any right conferred upon it in said agreement shall be wholly discretionary with the Bank, and such exercise of, or failure to exercise such right shall in no way impair or diminish the obligations of Guarantor hereunder.  Bank may, without in any manner impairing or diminishing the obligations of the Guarantor hereunder, elect to pursue any available remedy against Obligor or against any security held by Bank, whether or not the exercise by Bank of any such remedy shall result in loss to Guarantor of any right of subrogation or right to proceed against Obligor for reimbursement.

6.             In the event Obligor is a corporation, joint stock association or partnership, or is hereafter incorporated; if the Obligations at any time hereafter exceed the amount permitted by law, if the Obligations are at any time hereafter deemed to be usurious, or Obligor is not liable because the act of creating the Obligations are ultra vires, or the officers or persons creating same acted in excess of their authority, and for these reasons the Obligations to the Bank which Guarantor agreed to pay cannot be enforced against Obligor, such facts shall in no manner affect Guarantor’s liability hereunder, but Guarantor shall be liable hereunder, notwithstanding that Obligor is not liable for such Obligations, and to the same extent as Guarantor would have been if the Obligations of the Obligor had been enforceable against it.

7.             Guarantor further agrees that this Guaranty shall not be discharged, impaired or affected by (a) the transfer by the Obligor of all or any portion of the Mortgage Loans contemplated by the Agreement, or (b) any defense (other than the full payment of the Obligations hereby guaranteed in accordance with the terms hereof) that the Guarantor may or might have as to Guarantor’s respective undertakings, liabilities and obligations hereunder, each and every such defense being hereby waived by the undersigned Guarantor.

8.             Should the status of Obligor change, this Guaranty shall continue and also cover the Obligations of Obligor under the new status, according to the terms hereof guaranteeing the Obligations of the original Obligor.

9.             Guarantor waives any defense arising by reason of any disability or other defense of the Obligor or by reason of the cessation from any cause whatsoever of the liability of Obligor.  Until all the Obligations of the Obligor to Bank shall have been paid in full, Guarantor shall have no right of subrogation, and waives any right to enforce any remedy which Bank now has or may hereafter have against the Obligor; and Guarantor waives any benefit of, and any right to participate in, any security now or hereafter held by Bank.

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10.           This Guaranty shall remain and continue in full force and effect notwithstanding the institution by or against the Obligor of bankruptcy, reorganization, readjustment, receivership or insolvency proceedings of any nature, or the disaffirmation of the said Obligations in any such proceedings, or otherwise.

11.           In the event any payment made by Obligor to Bank with respect to the Obligations is held to constitute a preference under the U.S. Bankruptcy Code, or if for any other reason Bank is required to refund such payment or pay the amount thereof to any other party, such a payment shall not constitute a release of Guarantor from any liability hereunder, but Guarantor agrees to pay such amount to Bank upon demand.

12.           In the event any or all of the Guarantors are corporations, each such Guarantor warrants and represents that it has authority to execute and deliver this Guaranty and agrees that it will do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges as a business or stock corporation under the laws of the state of its incorporation.

13.           To the extent permitted by law, Guarantor expressly waives and relinquishes all rights and remedies of suretyship, including, but not limited to, all rights and remedies provided under sections 2787 through 2856 of the Civil Code of the State of California.

14.           This Guaranty is for the benefit of Bank, its successors and assigns, and in the event of an assignment by the Bank, its successors or assigns, of the Obligations, or any part thereof, the rights and benefits hereunder shall be transferred with such Obligations without further act on the part of Bank and without notice to Guarantor.

15.           Suit may be brought against the Guarantor or against any other guarantor without impairing the rights of Bank, its successors or assigns, against any guarantor, and the Bank may compromise or settle with any guarantor for such sum or sums as it may see fit and release such guarantor from all further liability to Bank for the Obligations without impairing the right of the Bank to demand and collect the balance of the Obligations from other guarantors not so released; but it is agreed, however, that such compromise, settlement and release shall in no way impair the rights of the guarantors as among themselves.

16.           In the event of the death of any Guarantor hereunder, the obligation of the deceased shall continue in full force and effect against his or her estate or beneficiaries as to all Obligations which shall have been created or incurred by the Obligor prior to the time when the Bank shall have received notice, in writing, of such death; and this Guaranty shall from the date of such death as to all Obligations created, incurred or arising after such death remain and continue in full force as a Guaranty by the surviving guarantors.

17.           Guarantor, individually and severally, expressly agrees that this contract is performable in the Los Angeles County, California.

18.           The invalidity or unenforceability in any particular circumstances of any provision of this Guaranty shall not extend beyond such provision or such circumstances, and no other provision of this instrument shall be affected thereby.

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19.           Guarantor acknowledges and agrees that Guarantor has received and reviewed a copy of the Agreement and all other documents executed in connection with the Agreement.

20.           Any notice or demand required hereunder shall be deemed to be delivered when deposited in the United States mail, postage prepaid, certified mail, return receipt requested, addressed to Guarantor or Bank, as the case may be, at the address set out in the Agreement for the Bank and as set forth below for Guarantor or at such other address as such party may hereafter deliver in accordance herewith.  Any other method of delivery or demand shall be effective only when actually received by the recipient thereof. If and when included within the term “Guarantor” or “Bank” there are more than one person, all shall jointly arrange among themselves for their joint execution and delivery of a notice to the other specifying some person at some specific address for the receipt of all notices, demands, payments or other documents.  All persons included within the terms “Guarantor” or “Bank”, respectively, shall be bound by notices, demands, payments and documents given in accordance with the provisions of this Paragraph to the same extent as if each had received such notice, demand, payment or document.

21.           To the extent permitted by law, Guarantor further hereby waives and agrees not to assert or take advantage of:

a.             Any right to require Bank to proceed against Obligor or (if Obligor is a limited liability company) any members of Obligor or any other indemnitor or guarantor of the indebtedness and obligations guaranteed hereby or any other person or to proceed against or exhaust any security held by Bank at any time or to pursue any other remedy in Bank’s power or under any other agreement before proceeding against any Guarantor hereunder;

b.             (i) any defense based upon an election of remedies by Bank, even though such election destroys or otherwise impairs the subrogation rights of Guarantor or the right of Guarantor (after payment of the obligations guaranteed by Guarantor under this Guaranty) to proceed against Obligor for reimbursement, or both, and (ii) any and all rights or defenses Guarantor may have by reason of protection afforded to Obligor with respect to any of the obligations of Guarantor under this Guaranty pursuant to the antideficiency or other laws of the State of California limiting or discharging Obligor’s indebtedness;

c.             Any right or claim or right to cause a marshaling of the assets of Guarantor;

d.             Any duty on the part of Bank to disclose to Guarantor any facts Bank may now or hereafter know about Obligor, regardless of whether Bank has reason to believe that any such facts materially increase the risk beyond that which Guarantor intended to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and keeping informed of the financial condition of Obligor and of any and all circumstances bearing on the risk that liability may be incurred by Guarantor

e.             Any lack of notice of disposition or of manner of disposition of any collateral;

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f.              Any invalidity, irregularity or unenforceability, in whole or in part, of any one or more of the Transaction Documents;

g.             Any deficiencies in the collateral or any deficiency in the ability of Bank to collect or to obtain performance from any persons or entities now or hereafter liable for the payment and performance of any obligation hereby guaranteed;

h.             Any assertion or claim that the automatic stay provided by 11 U.S.C. §362 (arising upon the voluntary or involuntary bankruptcy proceeding of Obligor) or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Bank to enforce any of its rights, whether now or hereafter required, which Bank may have against Guarantor or the collateral;

i.              Any modifications of the Transaction Documents or any obligation of Obligor by operation of law or by action of any court, whether pursuant to the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise;

j.              Any action, occurrence, event or matter consented to by Guarantor under Section 20(d) hereof, under any other provision hereof, or otherwise;

k.             Any and all benefits and defenses under California Civil Code Section 2810;

l.              Any and all benefits and defenses under California Civil Code Section 2809;

m.            All principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty.  By doing so, Guarantor agrees that Guarantor’s obligations shall not be affected by any circumstances, whether or not referred to in this Guaranty, which might otherwise constitute a legal or equitable discharge of a surety or guarantor; and

o.             Any right of discharge under any and all statutes or other laws relating to guarantors or sureties and any other rights of sureties and guarantors thereunder.

Guarantor understands that the exercise by Bank of certain rights and remedies contained in the Transaction Documents may affect or eliminate Guarantor’s right of subrogation against Obligor and that Guarantor may therefore incur a partially or totally nonreimbursable liability under this Guaranty.  Nevertheless, Guarantor hereby authorizes and empowers Bank to exercise, in its sole and absolute discretion, any right or remedy, or any combination thereof, which may then be available, since it is the intent and purpose of Guarantor that the obligations under this Guaranty shall be absolute, independent and unconditional under any and all circumstances.

In accordance with Section 2856 of the California Civil Code, Guarantor also waives any right or defense based upon an election of remedies by Bank , even though

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such election destroys or otherwise impairs the subrogation rights of Guarantor or the rights of Guarantor (after payment of the obligations guaranteed by Guarantor under this Guaranty) to proceed against Obligor for reimbursement, or both.

In accordance with Section 2856 of the California Civil Code, Guarantor waives any and all other rights and defenses available to Guarantor by reason of Sections 2787 through 2856, inclusive, of the California Civil Code, including any and all rights or defenses Guarantor may have by reason of protection afforded to Obligor with respect to any of the obligations of Guarantor under this Guaranty pursuant to the antideficiency or other laws of the State of California limiting or discharging Obligor’s indebtedness.  Likewise, Guarantor waives any and all rights and defenses available to Guarantor under California Civil Code Sections 2899 and 3433

Guarantor shall have no right of, and hereby waives any claim for, subrogation, reimbursement, indemnification, and contribution against Obligor and against any general partner, member or other constituent of Obligor, and against any other person or any collateral or security for the indebtedness (including without limitation any such rights pursuant to Sections 2847 and 2848 of the California Civil Code), until the indebtedness has been indefeasibly paid and satisfied in full and all outstanding obligations owed to Bank under the Transaction Documents have been fully performed.

EXECUTED effective as of the 24th day of June, 2010.

INTEGRATED REAL ESTATE SERVICE CORP.

By:	/s/ William Ashmore
Name:	William Ashmore
Title:	President

GUARANTOR ADDRESS FOR NOTICE

Integrated Real Estate Service Corp.
19500 Jamboree Road
Irvine, CA  92612
Attention:  Ron Morrison, Executive Vice President and General Counsel
Telephone:  949-475-3942
Facsimile:  949-708-6208
Email:  ron.morrison@impaccompanies.com

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ACKNOWLEDGMENT

State of California

County of Orange

On                       , before me,                                                                      , personally appeared                            , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

[SEAL]
[Signature of Notary]

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EXHIBIT E

Date:

Name
Address
City, State
Attention:  Correspondent Lending

Re:  Bailment Letter Agreement

Dear Sir or Madam:

In connection with the proposed acquisition by                      (“Purchaser”) of the mortgage loans identified on the mortgage loan schedule attached hereto as Exhibit A (the “Mortgage Loans”),                      (“Bailee”) hereby acknowledges its receipt from East West Bank of mortgage loan files (each a “Mortgage Loan File”) with respect to each of the Mortgage Loans.  Each Mortgage Loan File contains mortgage loan documents, including an original mortgage note endorsed in blank by the last holder of such mortgage note.

Bailee hereby agrees to act, with respect to each of the Mortgage Loan Files, as the custodian and bailee for East West Bank prior to the sale of the Mortgage Loans to the Purchaser, and to hold the Mortgage Loan Files solely for the purpose of reviewing the Mortgage Loan Files on behalf of the Purchaser.

Upon the written direction of East West Bank, if the Purchaser fails to purchase one or more of the Mortgage Loans from East West Bank, Bailee shall promptly redeliver the related Mortgage Loan Files to East West Bank.  Such redelivery shall be at the sole cost and expense of the Purchaser.

Bailee hereby agrees to indemnify East West Bank and hold it harmless against any and all losses, damages, penalties, fines forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses resulting from, the loss of, or damage to, any documents held under any Mortgage Loan File during the period such Mortgage Loan file is held by Bailee or in connection with the redelivery thereof by Bailee to East West Bank.

Upon its receipt of written confirmation from East West Bank that the Purchaser has paid East West Bank the purchase price for the Mortgage Loans and that such purchase price is in an amount not less than $                  , the Mortgage Loan files shall be released to Bailee for the benefit of the Purchaser and East West Bank’s security interest therein shall be deemed released.

Except to the extent specifically provided hereunder, prior to the payment of the purchase price for the Mortgage Loans by the Purchaser, Bailee shall not honor any communications from any third party relating to the Mortgage Loan Files, or deliver the Mortgage Loan Files to any third party, without the prior written consent of East West Bank.

Please send all loan proceeds in accordance with the following wire instructions:

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Bank:
ABA:
Acct.:
Acct. Name:
Attn.:

REFERENCE:

Contact Info.:

Please confirm that the foregoing specifies the terms of our agreement by signing and faxing the enclosed copy of this letter to East West Bank, facsimile number             .

Very truly yours,

East West Bank

By

Name:

Title:

Confirmed and Agreed to:

[BAILEE]

By

Name:

Title:

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EXHIBIT A

MORTGAGE LOAN SCHEDULE

Loan Number	Borrowers	Loan Amount

1

PLEDGE AGREEMENT

This PLEDGE AGREEMENT (this “Pledge”) is executed as of June 24, 2010, by and between SYNERGY CAPITAL MORTGAGE CORP. and EXCEL MORTGAGE SERVICING, INC. (each a “Seller” and, collectively, the “Sellers”), and EAST WEST BANK (“Bank”).

RECITALS

A.            Bank has agreed with Sellers pursuant to that certain Master Repurchase Agreement (the “Agreement”) dated June 24, 2010, to purchase from Sellers certain Mortgage Loans defined as Eligible Loans, such terms being defined in the Agreement, whose other defined terms shall also apply to this Pledge.

B.            As partial consideration for Bank entering into the Agreement and purchasing Eligible Loans, each Seller has agreed to assign and pledge to Bank and grant Bank a security interest in and to certain deposit accounts described herein.

NOW, THEREFORE, for and in consideration of the matters set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Each Seller does hereby assign and pledge as collateral for the purpose of securing the performance by Sellers of all of Seller’s obligations under the Agreement all right, title and interest of Sellers in and to the following deposit accounts maintained with Buyer:  (a) an interest bearing account to satisfy Sellers’ obligation to maintain on deposit with Buyer certain amounts required under the Agreement (the “Cash Collateral Account”), and (b) two non interest bearing accounts to receive the proceeds of any funds to which a Seller is entitled upon the sale by Seller of repurchased Eligible Loans to Approved Takeout Investors or otherwise to receive payments or other amounts due from any Seller to Buyer (the “Settlement Accounts”) (hereinafter collectively called the “Accounts”), which are more particularly described as follows:

(a)           Cash Collateral Account — Bank account number: CD 178038725

(b)           Excel Settlement Account—Bank account number: 8003001248

(c)           Synergy Settlement Account—Bank account number: 8003001313

Each Account will be a blocked account.  Should an Event of Default occur under the Agreement then Bank may enforce this Pledge in any manner provided by law and charge all or any portion of any sums owing under the Agreement for any reason as provided under the Agreement or herein, to the extent of the withdrawal value of said Accounts.  Should such Event of Default occur, Bank may proceed against the Accounts without exhausting its remedies against any parties liable under the Agreement or against any other security therefor whether in court, by foreclosure, or otherwise, and this Pledge may be enforced and all sums due under said Agreement or under the instruments executed in connection therewith shall be charged to the aforesaid withdrawal value of

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such pledged Accounts to the extent thereof and the Sellers shall be jointly and severally liable for the excess, if any.

Sellers shall maintain said Accounts with Bank for the full term of this Pledge.

Nothing in the foregoing paragraph shall be construed as requiring Bank to enforce this Pledge.  Bank’s failure to do so on one or more occasions shall not affect Bank’s right so to do; nor will enforcement of such Pledge for less than the full value of the said pledged Accounts impair the effectiveness of the Pledge as to the remaining value thereof.  Bank may elect to enforce its right under the Agreement without resort to the remedies provided in this instrument; in such event the terms of the other documents alone referred to above shall be controlling and no provision hereof shall be construed as requiring Bank to perform any condition precedent to the enforcement of the Agreement and the documents executed in connection therewith against any and all parties thereto.

However, Bank expressly agrees that at such times as the obligations of Sellers under the Agreement have been performed and satisfied without the necessity of Bank exercising its rights hereunder or under the Agreement and any related documents, and no defense against the obligations under the Agreement or adverse claims of ownership to any such security is being asserted, then the Bank shall waive enforcement of this Pledge as to any amounts available in said Accounts in excess of Sellers’ outstanding obligations to Buyer under the Agreement.

From and after the occurrence of an Event of Default under the Agreement or default under any other documents executed in connection therewith, each Seller authorizes Bank, at Bank’s option, to collect and receipt for any and all sums becoming due upon the pledged Accounts, such sums to be held by Bank without liability for interest thereon and applied toward the performance of Sellers’ obligations under the Agreement and any other documents executed in connection therewith hereby secured.  Bank shall have the full control of the pledged Accounts until they are released in accordance herewith.

Bank, in addition to the rights and remedies provided for in the preceding paragraphs, shall have all the rights and remedies of a secured party under the Uniform Commercial Code of California and Bank shall be entitled to avail itself of all such other rights and remedies as may now or hereafter exist at law or in equity for the performance of all obligations under the Agreement and the foreclosure of the security interest created hereby and the resort to any remedy provided hereunder or provided by the Uniform Commercial Code of California, or by any other law of California, shall not prevent the concurrent employment of any other appropriate remedy or remedies.

Bank may remedy any Event of Default, without waiving same, or may waive any Event of Default without waiving any prior or subsequent Event of Default.

The security interest herein created shall not be affected by or affect any other security taken for the performance of obligations under the Agreement hereby secured, or any part thereof, and any extensions may be made for the performance of such

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obligations without affecting the priority of this pledge or the validity thereof with reference to any third party, and Bank or its successors shall not be limited by any election of remedies if it chooses to foreclose this security interest by suit.

Each Seller further represents to and covenants and agrees with Bank that such Seller will at any time or from time to time, upon the written request of Bank, execute and deliver such further documents and do such other acts and things as Bank may specify for the purpose of further assurance and of effecting the purposes of this Pledge, and otherwise do any and all things and acts whatsoever which Bank may request in order to perfect this Pledge.

The law governing this Pledge shall be the Uniform Commercial Code as adopted in California and other applicable laws of the State of California, and this Pledge shall be performable in Los Angeles County, California.  All terms used herein which are defined in the Uniform Commercial Code of California shall have the same meaning herein as in said Code.

If any clause or provision of this Pledge is illegal, invalid, or unenforceable, under present or future laws effective during the term hereof, then it is the intention of the parties hereto that the remainder of this Pledge shall not be affected thereby, and it is also the intention of the parties hereto that in lieu of each clause or provision that is illegal, invalid or unenforceable, there be added as a part of this Pledge a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

The Accounts evidencing such Pledge are delivered herewith or are authorized to be held by Bank.

The term of this Pledge shall begin on the date hereof and shall expire upon the occurrence of (i) the termination of the Agreement, and (ii) the full and final satisfaction of all obligations of Sellers under the Agreement.

SELLER:

SYNERGY CAPITAL MORTGAGE CORP.

By:	/s/ William Ashmore
Name:	William Ashmore
Title:	President

SELLER:

EXCEL MORTGAGE SERVICING, INC.

By:	/s/ William Ashmore
Name:	William Ashmore
Title:	President

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ACCEPTED AND AGREED TO:

EAST WEST BANK
By:	/s/ Robert Lo
Name:	Robert Lo
Title:	SVP

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GUARANTY AGREEMENT

1.             FOR VALUE RECEIVED, the undersigned INTEGRATED REAL ESTATE SERVICE CORP., a California corporation (hereinafter called “Guarantor”, whether one or more), hereby jointly and severally (if more than one), unconditionally, absolutely and irrevocably guarantees the full and timely payment and performance of each and every covenant, agreement, undertaking and obligation (collectively the “Obligations”) made by SYNERGY CAPITAL MORTGAGE CORP. and EXCEL MORTGAGE SERVICING, INC. (collectively, the “Obligor”) to or for the benefit of EAST WEST BANK (“Bank”), as set forth in that certain Master Repurchase Agreement (the “Agreement”), dated June 24, 2010, executed by Obligor and Bank, relating to the purchase and repurchase of interests in various mortgage loans, as said Agreement may be amended from time to time.

2.             Guarantor expressly waives diligence on the part of said Bank in the collection or enforcement of the Obligations, whether fixed or contingent, and waives presentment, protest, notice of protest, dishonor, notice of acceptance of this Guaranty, notice of non-performance, demands for performance and approval of any modifications, renewals or extensions of the Obligations that may be granted to the Obligor.  Bank shall be under no obligation to notify any of the Guarantors of its acceptance of this Guaranty, nor of any advances made or credit extended or participations purchased on the faith hereof, nor of the failure of said Obligor to pay and perform the Obligations, nor to use diligence in preserving the liability of any entity or person on said Obligations whether fixed or contingent, nor in bringing suit to enforce collection or enforcement of the Obligations secured by this Guaranty, nor of notice of any instruments now or hereafter executed in favor of Bank evidencing or securing said indebtedness.  Guarantor individually and severally further agrees to pay reasonable attorney’s fees and litigation costs and expenses should this Guaranty be placed in the hands of an attorney for enforcement, or should it be enforced through any court.

3.             Guarantor agrees that this is a continuing Guaranty, but shall be limited to the Obligations as described in Paragraph 1 above together with any modifications, revisions, extensions or any expenses incurred in connection therewith, and that it may be enforced by Bank without first resorting to or exhausting any security or collateral, or without first having exhausted other rights and remedies of Bank against Obligor.  Further, Bank shall not be required to exhaust its remedies against accommodation makers, sureties and endorsers or any other guarantors.  Pursuit by Bank of any of its remedies shall not impair this Guaranty and shall not be deemed an election of remedies.  To the extent permitted by law, Guarantor waives the benefit of any statute of limitation affecting Guarantor’s liability hereunder or the manner or mode of enforcement thereof.

4.             Guarantor consents, without affecting Guarantor’s liability to Bank hereunder, that the Bank may, without notice to or consent of Guarantor, upon such terms as it may deem advisable, (a) modify the Obligations by modification of the Agreement, (b) purchase Mortgage Loans pursuant to the Agreement, thus increasing the Obligations, or (c) settle or compromise any claim of the Bank against the Obligor, or against any

1

other person, firm or corporation.  Guarantor hereby ratifies and affirms any such modification, participations, settlement or compromise; and waives all defenses, counterclaims or offsets which the Guarantor might have by reason thereof.  Notwithstanding anything to the contrary contained herein, in any other Transaction Document or in any other agreement between Guarantor and the Bank, the Bank shall not have a right of offset or set off or any other right to assert ownership of, or control or dominion over, any Guarantor balances or deposits held by or deposited with the Bank or any Affiliate of the Bank.

5.             If any or all of the Obligations hereby guaranteed be secured, Guarantor agrees that the Bank may from time to time, at its discretion, with or without valuable consideration, allow release, surrender, substitution, exchange, subordination, loss or withdrawal of security or collateral, and should the Obligor execute in favor of said Bank any collateral agreement, the exercise by the Bank of any right conferred upon it in said agreement shall be wholly discretionary with the Bank, and such exercise of, or failure to exercise such right shall in no way impair or diminish the obligations of Guarantor hereunder.  Bank may, without in any manner impairing or diminishing the obligations of the Guarantor hereunder, elect to pursue any available remedy against Obligor or against any security held by Bank, whether or not the exercise by Bank of any such remedy shall result in loss to Guarantor of any right of subrogation or right to proceed against Obligor for reimbursement.

6.             In the event Obligor is a corporation, joint stock association or partnership, or is hereafter incorporated; if the Obligations at any time hereafter exceed the amount permitted by law, if the Obligations are at any time hereafter deemed to be usurious, or Obligor is not liable because the act of creating the Obligations are ultra vires, or the officers or persons creating same acted in excess of their authority, and for these reasons the Obligations to the Bank which Guarantor agreed to pay cannot be enforced against Obligor, such facts shall in no manner affect Guarantor’s liability hereunder, but Guarantor shall be liable hereunder, notwithstanding that Obligor is not liable for such Obligations, and to the same extent as Guarantor would have been if the Obligations of the Obligor had been enforceable against it.

7.             Guarantor further agrees that this Guaranty shall not be discharged, impaired or affected by (a) the transfer by the Obligor of all or any portion of the Mortgage Loans contemplated by the Agreement, or (b) any defense (other than the full payment of the Obligations hereby guaranteed in accordance with the terms hereof) that the Guarantor may or might have as to Guarantor’s respective undertakings, liabilities and obligations hereunder, each and every such defense being hereby waived by the undersigned Guarantor.

8.             Should the status of Obligor change, this Guaranty shall continue and also cover the Obligations of Obligor under the new status, according to the terms hereof guaranteeing the Obligations of the original Obligor.

9.             Guarantor waives any defense arising by reason of any disability or other defense of the Obligor or by reason of the cessation from any cause whatsoever of the

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liability of Obligor.  Until all the Obligations of the Obligor to Bank shall have been paid in full, Guarantor shall have no right of subrogation, and waives any right to enforce any remedy which Bank now has or may hereafter have against the Obligor; and Guarantor waives any benefit of, and any right to participate in, any security now or hereafter held by Bank.

10.           This Guaranty shall remain and continue in full force and effect notwithstanding the institution by or against the Obligor of bankruptcy, reorganization, readjustment, receivership or insolvency proceedings of any nature, or the disaffirmation of the said Obligations in any such proceedings, or otherwise.

11.           In the event any payment made by Obligor to Bank with respect to the Obligations is held to constitute a preference under the U.S. Bankruptcy Code, or if for any other reason Bank is required to refund such payment or pay the amount thereof to any other party, such a payment shall not constitute a release of Guarantor from any liability hereunder, but Guarantor agrees to pay such amount to Bank upon demand.

12.           In the event any or all of the Guarantors are corporations, each such Guarantor warrants and represents that it has authority to execute and deliver this Guaranty and agrees that it will do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges as a business or stock corporation under the laws of the state of its incorporation.

13.           To the extent permitted by law, Guarantor expressly waives and relinquishes all rights and remedies of suretyship, including, but not limited to, all rights and remedies provided under sections 2787 through 2856 of the Civil Code of the State of California.

14.           This Guaranty is for the benefit of Bank, its successors and assigns, and in the event of an assignment by the Bank, its successors or assigns, of the Obligations, or any part thereof, the rights and benefits hereunder shall be transferred with such Obligations without further act on the part of Bank and without notice to Guarantor.

15.           Suit may be brought against the Guarantor or against any other guarantor without impairing the rights of Bank, its successors or assigns, against any guarantor, and the Bank may compromise or settle with any guarantor for such sum or sums as it may see fit and release such guarantor from all further liability to Bank for the Obligations without impairing the right of the Bank to demand and collect the balance of the Obligations from other guarantors not so released; but it is agreed, however, that such compromise, settlement and release shall in no way impair the rights of the guarantors as among themselves.

16.           In the event of the death of any Guarantor hereunder, the obligation of the deceased shall continue in full force and effect against his or her estate or beneficiaries as to all Obligations which shall have been created or incurred by the Obligor prior to the time when the Bank shall have received notice, in writing, of such death; and this Guaranty shall from the date of such death as to all Obligations created, incurred or

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arising after such death remain and continue in full force as a Guaranty by the surviving guarantors.

17.           Guarantor, individually and severally, expressly agrees that this contract is performable in the Los Angeles County, California.

18.           The invalidity or unenforceability in any particular circumstances of any provision of this Guaranty shall not extend beyond such provision or such circumstances, and no other provision of this instrument shall be affected thereby.

19.           Guarantor acknowledges and agrees that Guarantor has received and reviewed a copy of the Agreement and all other documents executed in connection with the Agreement.

20.           Any notice or demand required hereunder shall be deemed to be delivered when deposited in the United States mail, postage prepaid, certified mail, return receipt requested, addressed to Guarantor or Bank, as the case may be, at the address set out in the Agreement for the Bank and as set forth below for Guarantor or at such other address as such party may hereafter deliver in accordance herewith.  Any other method of delivery or demand shall be effective only when actually received by the recipient thereof. If and when included within the term “Guarantor” or “Bank” there are more than one person, all shall jointly arrange among themselves for their joint execution and delivery of a notice to the other specifying some person at some specific address for the receipt of all notices, demands, payments or other documents.  All persons included within the terms “Guarantor” or “Bank”, respectively, shall be bound by notices, demands, payments and documents given in accordance with the provisions of this Paragraph to the same extent as if each had received such notice, demand, payment or document.

21.           To the extent permitted by law, Guarantor further hereby waives and agrees not to assert or take advantage of:

a.             Any right to require Bank to proceed against Obligor or (if Obligor is a limited liability company) any members of Obligor or any other indemnitor or guarantor of the indebtedness and obligations guaranteed hereby or any other person or to proceed against or exhaust any security held by Bank at any time or to pursue any other remedy in Bank’s power or under any other agreement before proceeding against any Guarantor hereunder;

b.             (i) any defense based upon an election of remedies by Bank, even though such election destroys or otherwise impairs the subrogation rights of Guarantor or the right of Guarantor (after payment of the obligations guaranteed by Guarantor under this Guaranty) to proceed against Obligor for reimbursement, or both, and (ii) any and all rights or defenses Guarantor may have by reason of protection afforded to Obligor with respect to any of the obligations of Guarantor under this Guaranty pursuant to the antideficiency or other laws of the State of California limiting or discharging Obligor’s indebtedness;

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c.             Any right or claim or right to cause a marshaling of the assets of Guarantor;

d.             Any duty on the part of Bank to disclose to Guarantor any facts Bank may now or hereafter know about Obligor, regardless of whether Bank has reason to believe that any such facts materially increase the risk beyond that which Guarantor intended to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and keeping informed of the financial condition of Obligor and of any and all circumstances bearing on the risk that liability may be incurred by Guarantor

e.             Any lack of notice of disposition or of manner of disposition of any collateral;

f.              Any invalidity, irregularity or unenforceability, in whole or in part, of any one or more of the Transaction Documents;

g.             Any deficiencies in the collateral or any deficiency in the ability of Bank to collect or to obtain performance from any persons or entities now or hereafter liable for the payment and performance of any obligation hereby guaranteed;

h.             Any assertion or claim that the automatic stay provided by 11 U.S.C. §362 (arising upon the voluntary or involuntary bankruptcy proceeding of Obligor) or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Bank to enforce any of its rights, whether now or hereafter required, which Bank may have against Guarantor or the collateral;

i.              Any modifications of the Transaction Documents or any obligation of Obligor by operation of law or by action of any court, whether pursuant to the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise;

j.              Any action, occurrence, event or matter consented to by Guarantor under Section 20(d) hereof, under any other provision hereof, or otherwise;

k.             Any and all benefits and defenses under California Civil Code Section 2810;

l.              Any and all benefits and defenses under California Civil Code Section 2809;

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m.            All principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty.  By doing so, Guarantor agrees that Guarantor’s obligations shall not be affected by any circumstances, whether or not referred to in this Guaranty, which might otherwise constitute a legal or equitable discharge of a surety or guarantor; and

o.             Any right of discharge under any and all statutes or other laws relating to guarantors or sureties and any other rights of sureties and guarantors thereunder.

Guarantor understands that the exercise by Bank of certain rights and remedies contained in the Transaction Documents may affect or eliminate Guarantor’s right of subrogation against Obligor and that Guarantor may therefore incur a partially or totally nonreimbursable liability under this Guaranty.  Nevertheless, Guarantor hereby authorizes and empowers Bank to exercise, in its sole and absolute discretion, any right or remedy, or any combination thereof, which may then be available, since it is the intent and purpose of Guarantor that the obligations under this Guaranty shall be absolute, independent and unconditional under any and all circumstances.

In accordance with Section 2856 of the California Civil Code, Guarantor also waives any right or defense based upon an election of remedies by Bank , even though such election destroys or otherwise impairs the subrogation rights of Guarantor or the rights of Guarantor (after payment of the obligations guaranteed by Guarantor under this Guaranty) to proceed against Obligor for reimbursement, or both.

In accordance with Section 2856 of the California Civil Code, Guarantor waives any and all other rights and defenses available to Guarantor by reason of Sections 2787 through 2856, inclusive, of the California Civil Code, including any and all rights or defenses Guarantor may have by reason of protection afforded to Obligor with respect to any of the obligations of Guarantor under this Guaranty pursuant to the antideficiency or other laws of the State of California limiting or discharging Obligor’s indebtedness.  Likewise, Guarantor waives any and all rights and defenses available to Guarantor under California Civil Code Sections 2899 and 3433

Guarantor shall have no right of, and hereby waives any claim for, subrogation, reimbursement, indemnification, and contribution against Obligor and against any general partner, member or other constituent of Obligor, and against any other person or any collateral or security for the indebtedness (including without limitation any such rights pursuant to Sections 2847 and 2848 of the California Civil Code), until the indebtedness has been indefeasibly paid and satisfied in full and all outstanding obligations owed to Bank under the Transaction Documents have been fully performed.

EXECUTED effective as of the 24th day of June, 2010.

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INTEGRATED REAL ESTATE SERVICE CORP.

By:	/s/ William Ashmore
Name:	William Ashmore
Title:	President

GUARANTOR ADDRESS FOR NOTICE

Integrated Real Estate Service Corp.
19500 Jamboree Road
Irvine, CA  92612
Attention:  Ron Morrison, Executive Vice President and General Counsel
Telephone:  949-475-3942
Facsimile:  949-706-6208
Email:  ron.morrison@impaccompanies.com

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ACKNOWLEDGMENT

State of California

County of Orange

On                                     , before me,                                                                , personally appeared                                            , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

[SEAL]
[Signature of Notary]

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